UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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PriceSmart, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2020 PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

PRICESMART, INC.

9740 Scranton Road

San Diego, California 92121

PRICESMART, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

TO THE STOCKHOLDERS OF PRICESMART, INC.:

Notice is hereby given that the Annual Meeting (the “Annual Meeting”) of the Stockholders of PriceSmart, Inc. (the “Company”), will be held at 10:00 a.m. P.S.T. on Thursday, February 4, 2021. As a result of the public health and travel risks and concerns due to the COVID-19 pandemic, the Annual Meeting will be held via live audio webcast on the internet. You will be able to participate, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PSMT2021. You will not be able to attend the Annual Meeting physically. The Annual Meeting will be held for the following purposes:

1.

To elect directors for the ensuing year, to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. The Board of Directors of the Company has nominated and recommends for election as directors the following ten persons:

Sherry S. Bahrambeygui	Leon C. Janks	Robert E. Price
Jeffrey Fisher	Mitchell G. Lynn	David Snyder
Gordon H. Hanson	Patricia Márquez	Edgar Zurcher
Beatriz V. Infante

2.	To approve, on an advisory basis, the compensation of the Company’s executive officers for fiscal year 2020;

3.	To approve a proposed amendment to the Company’s 2013 Equity Incentive Award Plan, as amended, to increase the number of shares of Common Stock available for the grant of awards by 500,000 shares;

4.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2021; and

5.	To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on December 7, 2020 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A list of such stockholders shall be open to the examination of any stockholder for a period of ten days prior to the date of the Annual Meeting at the Company’s corporate headquarters, 9740 Scranton Road, San Diego, California 92121. During the Annual Meeting, any stockholder attending the Annual Meeting may access a list of the stockholders entitled to vote at the Annual Meeting at www.virtualshareholdermeeting.com/PSMT2021.

Accompanying this Notice is a Proxy. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY, OR YOU MAY VOTE YOUR SHARES BY TELEPHONE OR OVER THE INTERNET, AS DESCRIBED IN THE ENCLOSED PROXY. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

All stockholders are cordially invited to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Francisco J. Velasco

Secretary

San Diego, California

December 18, 2020

PRICESMART, INC.

9740 Scranton Road

San Diego, California 92121

PROXY STATEMENT

for

ANNUAL MEETING OF STOCKHOLDERS

February 4, 2021

The Board of Directors of PriceSmart, Inc., a Delaware corporation (the “Company”), is soliciting the enclosed Proxy for use at the Annual Meeting of Stockholders of the Company to be held on February 4, 2021 (the “Annual Meeting”), and at any adjournments thereof. The Annual Meeting will be a virtual meeting via live audio webcast on the internet. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ PSMT2021 and entering the 16-digit control number included in the Notice of Internet Availability or proxy card that you receive. For further information about the Annual Meeting, please see “Important Information about the Annual Meeting and Voting” beginning on page 3.

This Proxy Statement will be first sent to stockholders on or about December 18, 2020. You can submit your Proxy by mail or you may provide voting instructions for your shares by telephone or via the internet. Instructions for voting by telephone, by using the internet or by mail are described on the enclosed Proxy. If you plan to attend the virtual Annual Meeting and wish to vote your shares personally, you may do so. Unless contrary instructions are indicated on the Proxy, all shares represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted for the election of the Board of Directors’ nominees for directors, or for a substitute or substitutes selected by the Board of Directors in the event a nominee or nominees are unable to serve or decline to do so; for the approval, on an advisory basis, of the compensation of the Company’s executive officers for fiscal year 2020; for the approval of an increase in the number of shares of Common Stock available for the grant of awards under the Company’s 2013 Equity Incentive Award Plan, as amended; and for the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2021. As to any other business that may properly come before the Annual Meeting and be submitted to a vote of the stockholders, Proxies received by the Board of Directors will be voted in accordance with the best judgment of the holders thereof.

A Proxy may be revoked by written notice to the Secretary of the Company at any time prior to the Annual Meeting by executing a later Proxy or by attending the virtual Annual Meeting and voting in at the meeting.

The Company will bear the cost of solicitation of Proxies. In addition to the use of mails, Proxies may be solicited by personal interview, telephone, facsimile or e-mail, by officers, directors and other employees of the Company. The Company also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send, or cause to be sent, proxy material to, and obtain Proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

The Company’s mailing address is 9740 Scranton Road, San Diego, California 92121.

Voting

Stockholders of record at the close of business on December 7, 2020 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

As of December 7, 2020, 30,738,334 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), were outstanding, representing the only voting securities of the Company. Each share of Common Stock is entitled to one vote.

Votes cast by Proxy or at the Annual Meeting will be counted by the person appointed by the Company to act as Inspector of Election for the Annual Meeting. The Inspector of Election will treat shares represented by Proxies that reflect abstentions or include “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement	1

Because directors are elected by a plurality of the votes of the shares present or represented by Proxy at the Annual Meeting and entitled to vote on the election of directors, the ten director nominees who receive the greatest number of votes cast will be elected directors.

The non-binding advisory vote on executive compensation, the proposed amendment to the Company’s 2013 Equity Incentive Award Plan, as amended, to increase the number of shares of Common Stock available for the grant of awards, and the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2021 require the affirmative vote of a majority of the aggregate votes present, in person or by proxy, and entitled to vote at the Annual Meeting.

Abstentions and broker non-votes are not included as votes cast and will not affect the outcome of any of the proposals. Broker non-votes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker does not then vote those shares on the stockholder’s behalf.

2	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Important Information About the Annual Meeting and Voting

Why Is the Company Soliciting My Proxy?

The Board of Directors is soliciting your proxy to vote at the Annual Meeting to be held at 10:00 a.m. P.S.T. on Thursday, February 4, 2021. The Annual Meeting will be held via live audio webcast on the internet. You will be able to participate, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ PSMT2021. You will not be able to attend the Annual Meeting physically. This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have made available to you on the internet or have sent you this Proxy Statement, the Notice of Annual Meeting of Stockholders, the Proxy and a copy of our Annual Report on Form 10-K for the fiscal year ended August 31, 2020 because you owned shares of PriceSmart, Inc. Common Stock on the Record Date. This Proxy Statement will be first sent to stockholders on or about December 18, 2020.

Why are you holding a Virtual Annual Meeting?

Due to the continuing public health impact of COVID-19 and to support the health and well-being of our stockholders, the Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Chairman or Chief Executive Officer, as time permits. It is the present expectation of the Board of Directors that future annual meetings will have an in-person format.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the Proxy, or your “proxies,” will vote your shares in the manner you indicate. For example, you may specify whether your shares: should be voted for or withheld for each nominee for director; should be voted for, against or abstained with respect to the approval, on an advisory basis, of compensation of the Company’s named executive officers; should be voted for, against or abstained with respect to approval of the proposed amendment to the Company’s 2013 Equity Incentive Plan; and should be voted for, against or abstained with respect to the ratification of the appointment of the Company’s independent registered public accountant, as disclosed in this Proxy Statement. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our transfer agent, or you have stock certificates registered in your name, you may submit a proxy to vote:

•	By internet or by telephone. Follow the instructions attached to the Proxy to submit a proxy to vote by internet or telephone.

•

By mail. If you received one or more Proxies by mail, you can vote by mail by completing, signing, dating and returning the enclosed Proxy in the enclosed postage prepaid envelope. Your Proxy will be voted in accordance with your instructions. If you sign the Proxy but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•

At the meeting. You may vote your shares electronically through the portal at the Annual Meeting (if you satisfy the admission requirements, as described below). Even if you plan to attend the Annual Meeting virtually, we encourage you to vote in advance by telephone, through the internet or by mail so that your vote will be counted in the event you later decide not to attend.

The Annual Meeting will be a virtual meeting of stockholders conducted via a live audio webcast that provides stockholders the same rights and opportunities to participate as they would have at an in-person meeting. We believe that a Annual Meeting will provide expanded stockholder access and participation and improved communications. You will be able to vote your shares

PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement	3

Important Information About the Annual Meeting and Voting (continued)

electronically at the Annual Meeting. To attend and submit your questions during the Annual Meeting, please visit www.virtualshareholdermeeting.com/PSMT2021. To participate and vote during the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability or on your Proxy. Beneficial stockholders who do not have a control number may gain access to and vote at the meeting by logging in to their broker, brokerage firm, bank or other nominee’s website and selecting the stockholder communications mailbox to access the meeting; instructions should also be provided on the voting instruction card provided by your broker, bank, or other nominee. If you encounter any difficulties accessing the Annual Meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.

What happens if there are technical difficulties during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.

Is Voting Confidential?

We will keep all the Proxies, ballots and voting tabulations private. We only let our Inspector of Election and our Secretary examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the Proxy or otherwise provide.

Attending the Annual Meeting

This year, the Annual Meeting will be held in a virtual meeting format only. To attend the Annual Meeting, go to www.virtualshareholdermeeting.com/PSMT2021 shortly before the meeting time, and follow the instructions for downloading the webcast. You need not attend the Annual Meeting in order to vote.

4	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Proposal 1   Election of Directors

Based on the recommendation of the Nominating/Corporate Governance Committee, the Board of Directors of the Company has nominated and recommends for election as directors the ten persons named herein to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified. In accordance with the Company’s Second Amended and Restated Bylaws, the size of the Board will be increased from nine to ten members immediately prior to the Annual Meeting pursuant to a resolution adopted by the Board. Following the Annual Meeting, there will be no vacancies on the Board. Each of the nominees has consented to serving as a nominee and being named as a nominee in this Proxy Statement and to serving as a director if elected. Directors are elected by a plurality of the votes of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote on the election of directors. The enclosed Proxy will be voted in favor of the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority provided in the Proxy will be exercised by the proxy holders to vote the shares represented by the Proxies for one or more substitute nominees selected by the present Board of Directors. The Board of Directors does not believe at this time that any substitute nominee or nominees will be required.

Nominations Process

Identification and Evaluation of Nominees for Directors

The Nominating/Corporate Governance Committee identifies nominees for director by first evaluating the current members of our Board of Directors willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating/Corporate Governance Committee’s criteria for board service, as set forth in the section below entitled “Director Qualifications,” and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board of Directors with that of obtaining a new perspective.

If any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Nominating/Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria set forth below in “Director Qualifications.” The Nominating/Corporate Governance Committee generally consults with other members of the Board of Directors and may seek input from management, independent counsel, industry experts or advisors that the Nominating/Corporate Governance Committee believes to be desirable and appropriate. The Nominating/Corporate Governance Committee reviews the qualifications, experience and background of any candidates who are identified. Final candidates are interviewed by the members of the Nominating/Corporate Governance Committee. In making its determinations, the Nominating/Corporate Governance Committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of the Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating/Corporate Governance Committee makes its recommendation to the Board of Directors.

Pursuant to the Nominating/Corporate Governance Committee Charter, stockholders of the Company who have held shares of the Company’s Common Stock for at least one year and who hold a minimum of 1% of the Company’s outstanding shares of Common Stock may suggest a candidate for director by writing to the Secretary of the Company. In order to be considered, the recommendation for a candidate must include the following written information: (1) a detailed resume of the recommended candidate; (2) an explanation of the reasons why the stockholder believes the recommended candidate is qualified for service on the Board of Directors; (3) such other information that would be required by the rules of the SEC to be included in a proxy statement; (4) the written consent of the recommended candidate; (5) a description of any arrangements or undertakings between the stockholder and the recommended candidate regarding the nomination; and (6) proof of the recommending stockholder’s stock holdings in the Company. In addition, we may require any candidate to furnish such other information as may reasonably be required by the Company to determine the eligibility of such candidate to serve as an independent director in accordance with the Company’s corporate governance guidelines or that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such candidate. In order to give the Nominating/Corporate

PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement	5

Proposal 1   Election of Directors (continued)

Governance Committee sufficient time to evaluate a recommended candidate and/or include the candidate in the Company’s proxy statement for the annual meeting to be held in 2022, the recommendation should be received by the Secretary of the Company at the Company’s principal executive offices no later than August 20, 2021. In the event that the Company receives director candidate recommendations from stockholders, those recommendations are evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated. The Company does not intend to treat stockholder recommendations in any manner different from other recommendations.

Director Qualifications

In evaluating director nominees, the Nominating/Corporate Governance Committee considers, among other things, the following factors:

•	personal and professional integrity, ethics and values;

•

experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

•	experience in the Company’s industry and with relevant social policy concerns;

•	experience as a board member of another publicly held company;

•	academic or professional expertise in one or more aspects of the Company’s current or planned operations; and

•	practical and mature business judgment, including ability to make independent analytical inquiries.

While the Company does not have a specific policy regarding board diversity, in connection with its evaluation of director nominees, the Nominating/Corporate Governance Committee also considers diversity of expertise and experience in substantive matters pertaining to our business relative to other members of the Board of Directors. The Nominating/Corporate Governance Committee also considers diversity of background (including diversity of gender, race and ethnicity) and life experience. The Board of Directors and Nominating/Corporate Governance Committee are committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which new candidates are selected. The Nominating/Corporate Governance Committee’s objective is to assemble a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience.

The Board of Directors does not believe that directors should expect to be re-nominated annually. In determining whether to recommend a director for re-election, the Nominating/Corporate Governance Committee considers the director’s participation in and contributions to the activities of the Board of Directors, the results of the most recent Board evaluation, and meeting attendance.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating/Corporate Governance Committee may also consider such other facts as it may deem are in the best interests of the Company and its stockholders. The Nominating/Corporate Governance Committee also believes it is appropriate for at least one, and, preferably, several, members of the Board of Directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board of Directors be independent as required under the Nasdaq Stock Market listing standards applicable to the Company. The Nominating/Corporate Governance Committee also believes it is appropriate for the Company’s chief executive officer to serve as a member of the Board of Directors. Directors’ performance and qualifications are reviewed annually by the Nominating/Corporate Governance Committee.

A copy of the Nominating/Corporate Governance Committee Charter is available on the Company’s website at www.pricesmart.com.

6	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Proposal 1   Election of Directors (continued)

Independent Directors

The Company’s Board of Directors has determined that the following nominees for director are “independent” under the Nasdaq Stock Market listing standards applicable to the Company: Jeffrey Fisher, Gordon Hanson, Beatriz Infante, Leon Janks, Mitchell Lynn, Patricia Márquez, Robert Price, David Snyder and Edgar Zurcher.

Information Regarding Nominees

The table below indicates the name, current position with the Company and age as of November 30, 2020 of each nominee for director.

Name	Position	Age
Robert E. Price	Chairman	78
Sherry S. Bahrambeygui	Chief Executive Officer and Director	56
Mitchell G. Lynn	Vice Chairman	72
Jeffrey Fisher	Director	62
Gordon H. Hanson	Director	56
Beatriz V. Infante	Director	66
Leon C. Janks	Director	71
Edgar Zurcher	Director	69
Patricia Márquez	Director Nominee	55
David Snyder	Director Nominee	71

Robert E. Price has been Chairman of the Board of Directors since 1997, the position he has held since the Company’s spin-off from Price Enterprises, Inc. Mr. Price served as Executive Chairman from October 2018 to February 2020. Mr. Price served as Chief Executive Officer and President of the Company at various times during the Company’s history, most recently as Chief Executive Officer from April 2006 until July 2010. Mr. Price was a founder of The Price Company, which operated the Price Club, and served as its Chief Executive Officer and a member of its board of directors from the time of The Price Company’s founding in 1976 until The Price Company’s merger with Costco Wholesale Corp. in 1993. Mr. Price was Chairman of the Board of Price/Costco, Inc. from October 1993 until December 1994 and Chairman of Price Enterprises from July 1994 until September 1997. Mr. Price currently serves as a Manager of The Price Group, LLC and as President of Price Philanthropies Foundation and Price Charities. Price Philanthropies is a private family foundation that supports charitable activities in the Company’s markets and San Diego, California. Mr. Price also serves as President of the Aaron Price Fellows Foundation, the sponsor of the Aaron Price Fellows Program. Mr. Price’s 44-year experience in the warehouse club merchandising business as well as his extensive knowledge of the Company’s business, history and culture, support the Board of Directors’ conclusion that he should serve as a director of the Company.

Sherry S. Bahrambeygui has served as Chief Executive Officer since January 2019, after serving as interim Chief Executive Officer from November 2018 to January 2019. She also has been a director of the Company since November 2011. She served as Vice Chairman of the Board from October 2016 to October 2017. Ms. Bahrambeygui previously served as President and Managing Member of The Price Group, LLC, an investment management firm, from September 2006 to January 2019. Additionally, Ms. Bahrambeygui served as Executive Vice President, Secretary and Vice Chairman of the Boards of Price Charities, Price Philanthropies Foundation and the Aaron Price Fellows Foundation, and as the Chief Executive Officer of PS Ivanhoe, LLC, a commercial real estate investment company. Ms. Bahrambeygui was a licensed stockbroker and a partner in multiple law firms, including a founding partner in the law firm Hosey & Bahrambeygui, LLP. She practiced law with an emphasis on complex international business and corporate matters and also in the areas of employment and compensation.

PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement	7

Proposal 1   Election of Directors (continued)

Ms. Bahrambeygui’s service as Chief Executive Officer, her experience in strategic acquisitions, her demonstrated ability to lead the Company through digital transformation and the launch of e-commerce and her thorough understanding of the business and operations of the Company contribute to the Board of Directors’ conclusion that she should serve as a director of the Company.

Mitchell G. Lynn has been a director of the Company since November 2011 and Vice Chairman of the Board since February 2020. Mr. Lynn served in several senior executive positions and as the President and a director of The Price Company prior to its merger in 1993 with Costco, Inc., and from 1993 until 1994, he served as an executive officer, director and member of the Executive Committee of Price/Costco. Mr. Lynn also was a member of The Price Group, LLC from 2005 to 2008. Mr. Lynn is a founding and continuing director of Bodega Latina Corporation, dba El Super and Fiesta Mart, a 120+ store warehouse-style grocery retailer that targets the Hispanic market in the southwestern United States. Mr. Lynn is a founding and continuing director of Origin International Inc., which is focused on recycling, redistributing and servicing waste oils. Mr. Lynn is also the founder and a partner of CRI 2000, LP, dba Combined Resources International, and Lightspeed Outdoors, LP, dba Lightspeed, which designs, develops and manufactures consumer products under various brand names for domestic and international wholesale distribution, primarily through warehouse clubs and online platforms. Mr. Lynn also is a founder and a partner of ECR4Kids LP dba ECR4Kids, which designs, manufactures, imports and sells educational/classroom products to wholesale dealers and online platforms. Mr. Lynn is a certified public accountant (inactive) and a licensed real estate broker in California. Mr. Lynn’s extensive prior experience in both the warehouse club business and general retailing and his significant knowledge relating to financial matters contribute to the Board of Directors’ conclusion that he should serve as a director of the Company.

Jeffrey Fisher has been a director of the Company since November 2019. Since 2011, Mr. Fisher has served as the Chief Financial Officer of The Price Group, LLC, a private investment and management company, and Price Philanthropies Foundation, a private non-profit organization. He also has been a director of Price Philanthropies Foundation since May 2019. Since 2004, Mr. Fisher has also served as the Chief Financial Officer of PS Ivanhoe, LLC, a real estate holding company. He is also Chief Financial Officer of Aaron Price Fellows Foundation, La Jolla Fay, LLC, IvanFay, LLC, and RARSD, LLC. From January 2004 through December 2004, Mr. Fisher served as Chief Financial Officer of Price Legacy Corporation, a publicly traded Real Estate Investment Trust with approximately $1.2 billion in real estate assets. From October 2000 until joining Price Legacy, Mr. Fisher served as Chief Financial Officer of National Retail Partners, LLC, a private real estate company which owned and operated approximately $2.0 billion in real estate assets. From August 1993 to September 2000, Mr. Fisher served in various financial capacities of Burnham Pacific Properties, Inc., a publicly traded Real Estate Investment Trust. Prior to joining Burnham Pacific Properties, Mr. Fisher was a senior manager at Deloitte & Touche LLP, having started with them in 1983. Mr. Fisher is a certified public accountant. Mr. Fisher brings over 36 years of finance, accounting and investment experience, with an emphasis on real estate finance, and specific experience with public companies. Mr. Fisher’s extensive experience with finance and real estate matters, his experience as an executive of publicly traded companies and his accounting background contributed to the Board of Directors’ conclusion that he should serve as a director of the Company.

Gordon H. Hanson has been a director of the Company since April 2014. Mr. Hanson has been a tenured member of the faculty at the Harvard Kennedy School of Harvard University since January 2020. From 2001 through 2019, he was a tenured member of the economics faculty at the University of California, San Diego. From 1998 to 2001, he was a tenured member of management faculty at the University of Michigan, and from 1992 to 1998, he was on the economics faculty of the University of Texas. From 2009 until 2014, he served as a director of the Washington Office on Latin America, a non-profit organization working to promote civic advancement in the region, chairing their development committee. Mr. Hanson’s extensive background in the analysis of the economies of Latin America, including over 25 years of experience in consulting for international financial organizations, contribute to the Board of Directors’ conclusion that he should serve as director of the Company.

Beatriz V. Infante has been a director of the Company since January 2018. Since 2009, Ms. Infante has served as Chief Executive Officer of BusinessExcelleration LLC, a business consultancy specializing in corporate transformation and renewal, and since 2008 has been a limited partner in Tandem Capital, a Silicon Valley venture capital firm. From 2010 until its acquisition by

8	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Proposal 1   Election of Directors (continued)

Infor in 2011, Ms. Infante was the Chief Executive Officer and a director of ENXSUITE Corporation, from 2006 until its acquisition by Voxeo Corporation in 2008 she was the Chief Executive Officer and a director of VoiceObjects Inc., and from April 2000 until October 2003 was Chief Executive Officer and President of Aspect Communications Corporation and was additionally named Chair in February 2001. Since May 2014, she has served on the board of directors and as a member of the audit committee of Liquidity Services Inc., an online marketplace for retail goods and capital assets, and has additionally served as chair of the compensation committee since November 2015. Since October 2017, she has served as director and chair of the compensation and member of the audit and technology committees of Ribbon Communications, a cloud communications company formed from the merger of Sonus Networks and Genband, and more recently the acquisition of ECI. From January 2010 until October 2017, she served as director and member of the compensation committee of Sonus Networks, and additionally became chair of the compensation committee in June 2017. Ms. Infante also served on the board of directors and member of the Nominating and Corporate Governance committee of Ultratech, Inc. from July 2016 until its acquisition by Veeco in May 2017. From May 2012 until its acquisition by Broadcom in May 2015, she served on the board of directors and member compensation committee of Emulex Corporation, and additionally became chair of the Nominating and Corporate Governance Committee in February 2014. From 1994 to 2019, she served on the Advisory Committee to the Princeton University School of Engineering and Applied Science. Ms. Infante has also served as a director of a number of privately held companies, and currently serves on the board of directors or advisory boards of private companies in the areas of cloud infrastructure, cybersecurity, intelligent automation and bank fraud detection. Additionally, Ms. Infante is a National Association of Corporate Directors Board Leadership Fellow, and in 2016 was named to the 2016 “NACD Directorship 100,” which honors the most influential boardroom leaders each year. Ms. Infante holds a bachelor of science and engineering degree in electrical engineering and computer science from Princeton University and holds a master of science degree in engineering science from California Institute of Technology. Ms. Infante’s executive leadership experience, including from her service as a chief executive officer of various companies, along with extensive operational expertise and experience in digital transformation, engineering, sales and marketing, contribute to the Board of Directors’ conclusion that she should serve as a director of the Company.

Leon C. Janks has served as a director of the Company since July 1997. He served as Vice Chairman of the Board from October 2017 to October 2018 and as Lead Director from October 2018 to February 2020. Mr. Janks served as a director of Price Enterprises from March 1995 until July 1997. He has been a partner in the accounting firm of Green, Hasson & Janks LLP in Los Angeles, California since 1980 and serves as its Managing Partner Emeritus. Since December 2020, Mr. Janks has served on the board of directors of The Jewish Federation of Greater Los Angeles. Mr. Janks has extensive experience in domestic and international business, serving a wide variety of clients in diverse businesses. Mr. Janks is a certified public accountant. Mr. Janks’ experience, his significant accounting, financial and tax expertise which qualify him as an audit committee financial expert and his many years of service to the Company as a member of the Board of Directors contribute to the Board of Directors’ conclusion that he should serve as a director of the Company.

Edgar Zurcher has been a director of the Company since October 2009 and also served as a director of the Company from November 2000 to February 2008. Mr. Zurcher has been a partner in the law firm Zurcher, Odio & Raven in Costa Rica since 1980, which the Company uses as counsel for certain legal matters. Mr. Zurcher is also President of PLP, S.A., as well as a director of Payless ShoeSource Holdings, Ltd. (“Payless Shoes”). PLP, S.A. owns 40% of Payless Shoes. Additionally, Mr. Zurcher is a director of Molinos de Costa Rica Pasta and Roma S.A. dba Roma Prince S.A. and is a director of Promerica Financial Corporation, S.A. Mr. Zurcher’s background in legal matters and his significant experience in Central America business and legal affairs contribute to the Board of Directors’ conclusion that he should serve as a director of the Company.

Patricia Márquez is a director nominee. Since 2014, Dr. Márquez has served as Dean of the Joan B. Kroc School of Peace Studies at the University of San Diego (“USD”), and in July 2020 she started her dual role as Associate Provost for Academic Planning and Innovation and Dean of the Joan B. Kroc School of Peace Studies. Dr. Márquez joined the USD School of Business in 2007 teaching courses in “Business and Society,” “Global Social Entrepreneurship,” and “Business and Social Innovation.” Her research has focused on the intersection of business and social value creation, with an emphasis on poverty alleviation through

PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement	9

Proposal 1   Election of Directors (continued)

market mechanisms. Prior to joining USD, Dr. Márquez was a professor and dean at IESA, a School of Business in Caracas, Venezuela from 2003 to 2005. Dr. Márquez has a bachelor of arts from Bowdoin College, and received her master of arts and doctor of philosophy in socio-cultural anthropology from the University of California, Berkeley. Dr. Márquez’s executive leadership, research and academic experience and recognized expertise in environmental and social responsibility matters contribute to the Board of Directors’ conclusion that she should serve as a director of the Company.

David Snyder is a director nominee. Mr. Snyder has served as a senior counsel at Pillsbury Winthrop Shaw Pittman LLP since 2018 and previously served as a partner from 1993 until 2017 in the firm’s Corporate and Securities practice. During 25 years as a partner, Mr. Snyder also served as Pillsbury’s executive vice-chair for two years and on the firm’s managing board for 15 years. Mr. Snyder has been a practicing attorney for over 30 years, focusing on corporate finance and has significant experience representing public companies. Mr. Snyder presently serves on the board of directors of Orphagen Pharmaceuticals, Inc. He also serves as an advisory board member to Atticus, Inc. Mr. Snyder holds a law degree from Cornell University and a bachelor of arts from Michigan State University. Mr. Snyder’s background in legal matters and his significant experience with public companies contribute to the Board of Directors’ conclusion that he should serve as a director of the Company.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR the slate of nominees set forth above. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise on the accompanying Proxy.

10	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Information Regarding the Board of Directors

Board Meetings

The Company’s Board of Directors held six meetings during fiscal year 2020. No nominee for director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees of the Board of Directors on which he or she served.

Board Leadership Structure

The positions of Chairman of the Board of Directors and Chief Executive Officer are separate. Mr. Price serves as Chairman of the Board of Directors and Ms. Bahrambeygui serves as Chief Executive Officer. The Board of Directors believes that the current leadership of the Board of Directors by the Chairman enhances the effectiveness of its oversight of management and provides a perspective that is separate and distinct from that of management.

Role of the Board of Directors in Risk Oversight

The Board of Directors oversees the Company’s risk management processes, either as a whole or through its committees. Committees of the Board of Directors review with management and the Company’s internal audit department the Company’s major risk exposures, their potential impact on the Company’s business and the steps the Company takes to manage such risk exposures. The Board of Directors’ risk oversight process includes receiving reports from committees of the Board of Directors and members of senior management.

Committees of the Board

Audit Committee. The Audit Committee, which currently consists of Mr. Janks, Ms. Infante and Mr. Malino, a current director not up for re-election at the Annual Meeting, held six meetings during fiscal year 2020. The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of its consolidated financial statements. The Committee reviews the annual audits conducted by the Company’s independent public accountants, reviews and evaluates internal accounting controls, is responsible for the selection of the Company’s independent public accountants, and conducts such reviews and examinations as it deems necessary with respect to the practices and policies of, and the relationship between, the Company and its independent public accountants. All committee members satisfy the Nasdaq Stock Market’s standards for “independence,” including applicable audit committee independence requirements, and the Board of Directors has determined that Mr. Janks qualifies as an “audit committee financial expert” within the meaning of the applicable SEC rules and regulations. The Audit Committee is governed by a written charter adopted by the Board of Directors, which is available on the Company’s public website at www.pricesmart.com.

Compensation Committee. The Compensation Committee, which currently consists of Ms. Infante, Mr. Janks and Mr. Malino, a current director not up for re-election at the Annual Meeting, held six meetings during fiscal year 2020. Each of the current members of the Compensation Committee satisfies the Nasdaq Stock Market’s standards for “independence,” including applicable compensation committee independence requirements. The Compensation Committee oversees the compensation philosophy for the Company and reviews and approves the compensation program for the Company’s executive officers. The Committee is authorized to evaluate and determine the compensation of the Company’s Chief Executive Officer and reviews and approves compensation for all other executive officers. The Committee also administers, interprets and makes grants under the Company’s equity incentive award plans. The Compensation Committee is governed by a written charter adopted by the Board of Directors, which is available on the Company’s public website at www.pricesmart.com.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee, which currently consists of Mr. Janks, Mr. Hanson and Mr. Lynn, held two meetings during fiscal year 2020. The Nominating/Corporate Governance Committee considers the slate of nominees to be presented for reelection at annual meetings of stockholders. The Nominating/Corporate Governance Committee also may evaluate and recommend candidates to add expertise and fill vacancies on the

PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement	11

Information Regarding the Board of Directors (continued)

Board of Directors, which vacancies may be created by the departure of any directors or the expansion of the number of members of the Board of Directors. The Nominating/Corporate Governance Committee approved the nomination of the candidates reflected in Proposal 1. The Nominating/Corporate Governance Committee also assists the Board of Directors as needed in establishing corporate governance guidelines and other policies and procedures pertaining to corporate governance matters. The Nominating/Corporate Governance Committee is governed by a written charter adopted by the Board of Directors, which is available on the Company’s public website at www.pricesmart.com.

Executive Committee. The Executive Committee, which currently consists of Mr. Price, Mr. Janks, Mr. Lynn and Ms. Bahrambeygui, held eight meetings during fiscal year 2020. The Executive Committee has all powers and rights necessary to exercise the full authority of the Board of Directors in the management of the business and affairs of the Company, except as provided in the Delaware General Corporation Law or the Bylaws of the Company.

Finance Committee. The Finance Committee, which currently consists of Mr. Janks, Ms. Bahrambeygui, Mr. Fisher, Mr. Lynn and Mr. Malino, a current director not up for re-election at the Annual Meeting, held seven meetings during fiscal year 2020. The Finance Committee reviews and makes recommendations with respect to (1) annual budgets, (2) investments, (3) financing arrangements and (4) the creation, incurrence, assumption or guaranty by the Company of any indebtedness, obligation or liability, except, in each case, for any such transactions entered into in the ordinary course of business of the Company.

Real Estate Committee. The Real Estate Committee, which currently consists of Mr. Price, Ms. Bahrambeygui, Mr. Fisher, Mr. Lynn and Mr. Zurcher, held seven meetings during fiscal year 2020. The Real Estate Committee reviews and approves the material terms of real estate-related transactions entered into by the Company, consistent with the applicable annual budget of the Company previously approved by the Board of Directors.

Digital Transformation Committee. The Digital Transformation Committee, which currently consists of Ms. Infante, Ms. Bahrambeygui, Mr. Hanson and Mr. Janks, held four meetings during fiscal year 2020. The Digital Transformation Committee is charged with oversight of the Company’s omni-channel development and digital transformation to enhance membership and stockholder value.

Policy Governing Stockholder Communications with the Board of Directors

The Board of Directors welcomes communications from stockholders of the Company. Any stockholder who wishes to communicate with the Board of Directors or one or more members of the Board of Directors should do so in writing in care of the General Counsel of the Company, at the principal office of the Company, 9740 Scranton Road, San Diego, California 92121. The General Counsel is directed to forward each communication to the director or directors of the Company for whom it is intended.

Policy Governing Director Attendance at Annual Meetings of Stockholders

The Company encourages, but does not require, the members of its Board of Directors to attend the Annual Meeting. All nine members then-serving on the Board of Directors attended the Annual Meeting of Stockholders held on February 6, 2020.

Environmental and Social Responsibility Matters

The Company recognizes that environmental and social responsibility issues are of increasing importance to our investors, members, employees and the communities in which we operate. The Company is committed to becoming a corporate leader in environmental responsibility, and we believe that our work in the areas of environmental sustainability, social responsibility, diversity, equity and inclusion creates value for all of our stakeholders.

12	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Information Regarding the Board of Directors (continued)

PriceSmart’s long-standing commitment to environmental and social responsibility matters is reflected in, among other things:

•	The Company’s mission statement since its founding, pursuant to which the Company always has taken into account the interests of our members, employees and communities in addition to our stockholders;

•

Our efforts to promote sustainability and reduce CO2 output, which include installing solar panels in a majority of our warehouse clubs, designing buildings to maximize use of natural light, employing climate controls and energy efficient refrigeration and utilizing eco-friendly building materials;

•	Our payment of fair wages and benefits to our employees;

•	Our Direct Farm Program, which simultaneously supports local farmers and allows us to provide high quality and healthy fresh products to our members, while reducing expenses and waste; and

•

The Company supports a school supply program, Aprender y Crecer, to provide school supplies to children in PriceSmart communities, with support from Price Philanthropies Foundation and the cash donations of thousands of PriceSmart members.

Despite its accomplishments to date, the Company is seeking to increase its level of commitment to social engagement and sustainability in fiscal year 2021. The Company has delegated responsibility for these programs to its new Environmental and Social Responsibility Department, led by our Executive Vice President—Environmental Responsibility, Construction and Facilities and our Vice President of Social and Environmental Responsibility. This team works with departmental leaders across the Company to determine optimal strategies to implement its goals and will engage with, and seek input from, the Board of Directors. The Board of Directors plans to form an Environmental and Social Responsibility Committee of the Board, which will begin meeting after the Annual Meeting.

Audit Committee Report

The Audit Committee oversees the Company’s financial accounting and reporting process and the audits of the financial statements of the Company. All committee members satisfy the definition of independent director set forth in Rule 5605(a)(2) and Rule 5605(c)(2) of the Nasdaq Stock Market’s listing standards. The Audit Committee is governed by a written charter adopted by the Board of Directors, which is available on the Company’s public website at www.pricesmart.com.

In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended August 31, 2020, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Company’s independent registered public accounting firm, Ernst & Young LLP (“EY”), is responsible for expressing an opinion on the conformity of its audited financial statements with generally accepted accounting principles. EY met with the committee and expressed its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and discussed with the committee other matters as required under generally accepted auditing standards, including those matters required to be discussed by Public Company Accounting Oversight Board Statement on Auditing Standards No. 16 Communications with Audit Committees. In addition, EY discussed the accountants’ independence from the Company and from the Company’s management and delivered to the committee those matters to be set forth in written disclosures as required by applicable requirements of the Public Company Accounting Oversight Board regarding independent registered public accounting firm’s communications with the Audit Committee concerning independence.

The committee discussed with the Company’s independent registered public accounting firm the overall scope and plan of their audit. The committee meets with the independent registered public accounting firm, with and without our management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement	13

Information Regarding the Board of Directors (continued)

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2020 for filing with the SEC.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Leon C. Janks

Beatriz Infante

Gary Malino

14	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of November 30, 2020 by (1) each of its directors and nominees for director, (2) each of its Named Executive Officers, (3) each person or group known by it to own beneficially more than 5% of the Common Stock and (4) all directors and executive officers as a group.

Name and Address(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percentage of Shares of Common Stock Beneficially Owned
Robert E. Price(3)(4)	7,004,040	22.8%
Sherry S. Bahrambeygui(5)	244,406	*
Jeffrey Fisher(6)	39,900	*
Gordon H. Hanson	1,367	*
Beatriz V. Infante	2,243	*
Leon C. Janks	28,601	*
Mitchell G. Lynn(7)	7,933	*
Gary Malino	4,246	*
Edgar A. Zurcher	7,311	*
Patricia Márquez	—	*
David Snyder	—	*
Michael McCleary(8)	12,585	*
Maarten O. Jager	15,994	*
William J. Naylon(9)	35,383	*
Francisco Velasco(10)	20,505	*
John Hildebrandt(11)	13,290	*
All executive officers and directors as a group (20 persons)	7,540,645	24.5
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	3,388,751	11.0
EdgePoint Investment Group Inc.(12) 150 Bloor Street West, Suite 500 Toronto, Ontario M5S 2X9, Canada	3,778,267	12.3
Kayne Anderson Rudnick Investment Management LLC 1800 Avenue of the Stars, Second Floor Los Angeles, CA 90067	3,232,324	10.5
The Vanguard Group(13) 100 Vanguard Blvd. Malvern, PA 19355	2,412,578	7.8

*	Less than 1%.
(1)	Except as indicated, the address of each person named in the table is c/o PriceSmart, Inc., 9740 Scranton Road, San Diego, California 92121.
(2)

Beneficial ownership of directors, executive officers and 5% or more stockholders includes shares of restricted stock subject to vesting, regardless of vesting date, and shares issuable upon vesting of restricted stock units and performance stock units that vest

PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement	15

Securities Ownership of Certain Beneficial Owners and Management (continued)

within 60 days after the date of this table. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and dispositive power with respect to all shares of stock beneficially owned by them.
(3)

Mr. Price is manager of The Price Group, LLC (“The Price Group”). As such, for purposes of this table, he is deemed to beneficially own 150,511 shares of Common Stock held by The Price Group. Mr. Price is manager of RARSD, LLC (“RARSD”). As such, for purposes of this table, he is deemed to beneficially own 8,314 shares of Common Stock held by RARSD. Mr. Price has shared voting and dispositive power with respect to, and disclaims beneficial ownership of, the shares held by The Price Group and RARSD. In addition, Mr. Price is Chairman of the Board and President of Price Philanthropies Foundation. As such, for purposes of this table, he is deemed to beneficially own 4,165,055 shares of Common Stock held by Price Philanthropies Foundation. Mr. Price has shared voting and dispositive power with respect to, and disclaims beneficial ownership of, the shares held by Price Philanthropies Foundation. If the percentages of shares of Common Stock beneficially owned by Mr. Price were calculated without regard to the shares held by The Price Group, Price Philanthropies Foundation and RARSD, he would own 8.7% of the Common Stock.

(4)

Includes 1,197,187 shares of Common Stock held by the Robert & Allison Price Charitable Remainder Trust, of which Mr. Price is a trustee, 1,407,402 shares of Common Stock held by the Robert and Allison Price Trust, of which Mr. Price is a trustee, 38,805 shares of Common Stock held by trusts for the benefit of Mr. Price’s son, of which Mr. Price is a trustee, and 45,000 shares of Common Stock held by family trusts, of which Allison Price, Mr. Price’s wife, is the sole trustee.

(5)

Includes 69,728 shares owned by the Hosey Family Trust, of which Ms. Bahrambeygui is a trustee and 2,000 shares owned by Ms. Bahrambeygui’s children. Includes 77,133 shares of restricted Common Stock that are subject to vesting restrictions.

(6)	Includes 39,900 shares held by the Fisher Family Trust.
(7)	Includes 5,945 shares held by the Lynn Family Trust.
(8)	Includes 11,823 shares of restricted Common Stock that are subject to vesting restrictions.
(9)	Includes 18,156 shares of restricted Common Stock that are subject to vesting restrictions.
(10)	Includes 11,303 shares of restricted Common Stock that are subject to vesting restrictions.
(11)	Includes 9,620 shares of restricted Common Stock that are subject to vesting restrictions.
(12)	Includes 1,877,194 shares held by EdgePoint Global Portfolio, for which EdgePoint Investment Group Inc. acts as investment manager.
(13)	Includes 21,069 shares held by Vanguard Fiduciary Trust Company and 6,411 shares held by Vanguard Investments Australia, Ltd., both of which are wholly owned subsidiaries of The Vanguard Group, Inc.

16	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Executive Officers of the Company

The executive officers of the Company and their ages as of December 18, 2020 are as follows:

Name	Position	Age
Sherry S. Bahrambeygui	Chief Executive Officer and Director	56
Michael McCleary	Executive Vice President & Chief Financial Officer	55
William J. Naylon	Executive Vice President and Chief Operating Officer	58
Francisco Velasco	Executive Vice President, General Counsel, Chief Ethics & Compliance Officer and Secretary	49
Ana Luisa Bianchi	Executive Vice President—Chief Merchandising Officer	53
Juan Ignacio Biehl	Executive Vice President—Digital Experience and Chief Technology Officer	55
Rodrigo Calvo	Executive Vice President—Real Estate	49
Frank Diaz	Executive Vice President—Logistics and Distribution	52
Brud E. Drachman	Executive Vice President—Environmental Responsibility, Construction and Facilities	66
John D. Hildebrandt	Executive Vice President—Operations	62
Laura Santana	Executive Vice President—Information Technology	53
Jesus Von Chong	Executive Vice President—Local/Regional Merchandising	54

Sherry S. Bahrambeygui has served as Chief Executive Officer since January 2019, after serving as interim Chief Executive Officer from November 2018 to January 2019. She also has been a director of the Company since November 2011. She served as Vice Chairman of the Board from October 2016 to October 2017. Ms. Bahrambeygui previously served as President and Managing Member of The Price Group, LLC, an investment management firm, from September 2006 to January 2019. Additionally, Ms. Bahrambeygui served as Executive Vice President, Secretary and Vice Chairman of the Boards of Price Charities, Price Philanthropies Foundation and the Aaron Price Fellows Foundation, and as the Chief Executive Officer of PS Ivanhoe, LLC, a commercial real estate investment company. Ms. Bahrambeygui was a licensed stockbroker and a partner in multiple law firms, including a founding partner in the law firm Hosey & Bahrambeygui, LLP. She practiced law with an emphasis on complex international business and corporate matters and also in the areas of employment and compensation.

Michael McCleary has served as Executive Vice President and Chief Financial Officer since April 2020, after serving as Senior Vice President and Interim Chief Financial Officer from December 2019 to March 2020. He joined the Company as Vice President and Corporate Controller in 2003 and was subsequently promoted to Senior Vice President and Corporate Controller. Mr. McCleary has over 30 years of international finance, tax and accounting experience. Mr. McCleary is a certified public accountant and has a bachelor of arts degree in business economics from the University of California, Santa Barbara. Prior to joining PriceSmart, Mr. McCleary worked for 14 years in various international companies based in Madrid, Spain.

William J. Naylon has been Executive Vice President and Chief Operating Officer of the Company since January 2002. Mr. Naylon served as Executive Vice President—Merchandising of the Company from July 2001 until January 2002 and as Senior Vice President of the Company from March 1998 until July 2001. From September 1995 through February 1998, Mr. Naylon was Managing Director for the Company’s licensee warehouse club operation in Indonesia. Prior to joining the Company, Mr. Naylon was a General Manager for Price/Costco and served in various management roles for The Price Company.

Francisco Velasco has been Executive Vice President, General Counsel and Secretary of the Company since July 2016 and Chief Ethics & Compliance Officer since October 2016. From March 2009 to June 2016, Mr. Velasco served as Division Counsel Latin America for AbbVie Inc., a publicly traded global biopharmaceutical company. Previously, he held in-house legal roles at

PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement	17

Executive Officers of the Company (continued)

Abbott Laboratories, Hanes Brands Inc. and Sara Lee Corporation, and he began his career in private practice specializing in the Latin America region. Mr. Velasco attended law school in Mexico, has a Masters of Law degree from Georgetown University and has an MBA degree from Duke University.

Ana Luisa Bianchi has been Executive Vice President—Chief Merchandising Officer since August 2018 and was Senior Vice President—Merchandising—Latin America Local from October 2016 through July 2018. From 2010 to October 2016, Ms. Bianchi was Vice President—Merchandising, overseeing the local side of the Colombia business. Ms. Bianchi previously served as regional buyer for the Central America operations from 2007 to 2010. From 2005 to 2007, Ms. Bianchi was local buyer for the Guatemala operations. In 2004, Ms. Bianchi was a consultant to PriceSmart’s St. Thomas operations. In 2003, Ms. Bianchi served as Merchandising Director for U.S. food purchases. From 1999 to 2003, Ms. Bianchi served as the food and candy buyer in the Miami corporate office. Ms. Bianchi joined PriceSmart in 1998 as a local buyer for the Guatemala operations. Ms. Bianchi has a law degree in Guatemala from Universidad Rafael Landívar.

Juan Ignacio Biehl has been Executive Vice President—Digital Experience and Chief Technology Officer since September 2020. Mr. Biehl joined PriceSmart in March 2018 as part of the acquisition of Aeropost, Inc. He joined as the Chief Technology Officer of Aeropost, a position he held since February 2013, and was promoted to Senior Vice President of Digital Experience of the Company in 2019. Over the preceding 25 years, Mr. Biehl has been an entrepreneur in the technology sector working in diverse areas of information systems with companies such as Apple, Inter@america and Naysat.

Rodrigo Calvo has been Executive Vice President—Real Estate since June 2015 and served as Senior Vice President of Real Estate from February 2009 after joining PriceSmart in October 2004 as Director of Real Estate. Before coming to the Company, he led Grupo Promerica’s real estate development division. Before that, he worked for McDonald’s Corporation’s real estate area and for CSU (now Walmart Central America) in special projects. This combined background allowed him to develop a deep understanding of the commercial real estate field in Central America and the Dominican Republic. He holds a bachelor of science degree in civil engineering from the University of Costa Rica and an MBA from INCAE Business School.

Frank Diaz has been Executive Vice President—Logistics and Distribution since November 2015. Mr. Diaz previously served as Senior Vice President of Distribution and Logistics from February 2010 until November 2015. He joined PriceSmart in September 2008 as Vice President of Logistics. Prior to joining the Company, Mr. Diaz worked more than 20 years in progressively responsible positions in the areas of operations, strategic planning and commercial development with top-tier logistics companies including UPS, FedEx and CS Integrated LLC. With DHL, Mr. Diaz was head of transformational programs involving international tradelane development and improved customer experience. Mr. Diaz has a bachelor of science degree in industrial engineering from the New Jersey Institute of Technology and a logistics management certification from the Georgia Institute of Technology.

Brud E. Drachman has been Executive Vice President—Environmental Responsibility, Construction and Facilities since August 2019, served as Executive Vice President—Construction Management of the Company from November 2005 until July 2013, as Executive Vice President—Real Estate and Construction of the Company from February 2005 through October 2005 and as Executive Vice President—Construction and Private Label Merchandising from November 2004 until January 2005. Mr. Drachman served as Executive Vice President—Real Estate and Construction of the Company from November 2002 until October 2004 and served as Senior Vice President—Real Estate and Construction of the Company from August 1998 to October 2002. Mr. Drachman previously served as Vice President—Real Estate and Construction at Price Enterprises from August 1994 to August 1997. Prior to joining Price Enterprises in 1994, Mr. Drachman served as Project Manager at The Price Company beginning in 1987.

John D. Hildebrandt has been Executive Vice President—Operations of the Company since February 2010. Mr. Hildebrandt served as Executive Vice President—Central America and Trinidad Operations from March 2009 through January 2010, as

18	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Executive Officers of the Company (continued)

Executive Vice President—Central America Operations from August 2003 until February 2009, as Executive Vice President—Caribbean and Asia Operations from July 2001 until July 2003 and as Senior Vice President of the Company from September 2000 until July 2001. Mr. Hildebrandt previously served as Vice President of the Company from September 1998 until August 2000, overseeing operations in Central America. Mr. Hildebrandt served as the Company’s Country Manager in the Philippines and Panama from August 1997 until August 1998, and as Price Enterprises’ Country Manager in the Philippines and Panama from 1996 until the Company was spun off from Price Enterprises in August 1997. Prior to joining Price Enterprises as Country Manager in 1996, Mr. Hildebrandt was a Senior Operations Manager of Price/Costco from 1994 through 1996, and served in various management roles for The Price Company beginning in 1979.

Laura Santana has been Executive Vice President—Information Technology since March 2017. Ms. Santana has served in progressively responsible positions relating to the Company’s IT systems since joining the Company in 1995. Ms. Santana previously worked at The Price Company from 1987 to 1995 in operations and information technology. Ms. Santana is a graduate of the University of San Diego.

Jesus Von Chong has been Executive Vice President—Local/Regional Merchandising since August 2018. He previously served as Executive Vice President—Chief Merchandising Officer from September 2016 through July 2018 and was Executive Vice President—Foods Merchandising from November 2015 through August 2016. Mr. Von Chong served as Senior Vice President of Merchandising for Central America beginning in 2003, added Colombia to his responsibilities in March 2011 and the Caribbean Region in April 2015. He served as a Regional Merchandising Director for Panama, Costa Rica and Dominican Republic from 2000 to 2003. He was first employed by the Company as a buyer in the Company’s operations in Panama in 1996. Mr. Von Chong progressed to head Buyer in 1998, Warehouse Manager for Via Brasil Operations in 1999 and to Panama’s Country Manager in 2000.

PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement	19

Executive and Director Compensation

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors, comprised entirely of independent directors, administers the Company’s executive compensation program. The role of the Compensation Committee is to oversee compensation and benefit plans and policies, administer stock plans, and review and approve annually all compensation decisions relating to all executive officers. The Compensation Committee is authorized to retain the services of one or more executive compensation advisors, in its discretion, in order to assist with the establishment and review of our compensation programs and related policies. The Committee has engaged an independent national compensation consulting firm to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives and provide guidance in administering our compensation program.

Fiscal Year 2020 Company Initiatives

Our Chief Executive Officer, Sherry Bahrambeygui, is driving strategic investments to strengthen our core business and to build and incorporate into the core business an omni-channel platform, diversify our club base with smaller format clubs, and enhance and streamline our sourcing and inventory models. Underpinning these investments, Ms. Bahrambeygui and the PriceSmart leadership team have re-committed to the “Six Rights of Merchandising,” with the objective of enhancing technological tools and capabilities available today to increase efficiencies and fully support the guiding principles in our current business and our business going forward.

•	The Right Merchandise: basic, seasonal, and exciting new items

•	The Right Time: merchandise must be “fresh” and in tune with current seasons and trends

•	The Right Place: flow and position merchandise to maximize sales

•	The Right Condition: sell only first quality merchandise

•	The Right Quantity: purchase merchandise in quantities that allow for efficient handling and lowest acquisition cost

•	The Right Price: price merchandise as low as possible to provide consistently low prices every day

The Company is endeavoring to create a more nimble, competitive and customizable platform from which it can respond to the fast-changing retail environments where we operate. Our members expect a low-cost, seamless and tailored buying experience through both our physical and digital channels. We are also analyzing our member data to better inform decisions related to buying, services and inventory flow.

During the COVID pandemic, the Company has traversed an extraordinary arc that started with responding to unexpected challenges and quickly evolved to strengthening our business for the future. With our top priority firmly placed on the well-being of our employees and members, we immediately focused on precautionary and safety measures for our front-line employees in-country and in our distribution centers internationally. The Company also made a rapid transition to remote-work for office employees without compromising effectiveness. Management focused on collaborating with our vendors and suppliers to protect the supply chain and maximize availability of essential goods needed by our members. Most importantly, the Company accelerated development of technology-enabled shopping. The Company now provides Click & Go™ contactless shopping, online visibility of inventory, online payment platforms, and the ability to sign up and renew memberships online in every one of our markets. The Company launched its Click & Go™ program in the third quarter of fiscal year 2020, which currently enables online orders with curbside pick-up and delivery in all markets, to meet the immediate demands of our members. We believe the technology, business infrastructure, processes, and platforms that support the Click & Go™ program strengthens our foundation for growth.

20	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Executive and Director Compensation (continued)

Compensation Philosophy

The Compensation Committee believes that the Company’s compensation program must be:

1.

Fair—a compensation package that is applied consistently across the organization and is cost effective. The fairness applies to everyone on equal terms, regardless of gender, age, background, national origin, sexual orientation, sexual identity and race;

2.	Flexible—a comprehensive approach designed to meet our business objectives and market demands;

3.	Competitive—offering a total compensation package that is equitable and based on strong labor market positioning;

4.	Performance based—sharing success through pay programs tied to personal, team (where applicable) and company performance; and

5.	Understood—clearly communicated to explain the value and to motivate.

Beginning in fiscal year 2017, the Compensation Committee, which, at the time, was led by our current Chief Executive Officer, Sherry Bahrambeygui, began a review of the Company’s compensation practices. This review focused, in particular, on the extent to which executive compensation should include performance incentives. As a result of the review of compensation practices continued under the current Chair of the Compensation Committee, Beatriz Infante, and consistent with the core values set forth above, the Compensation Committee modified the Company’s pay philosophy and compensation practices to incorporate performance-driven incentives for the Chief Executive Officer and throughout the Company. To ensure retention of top talent as the compensation practices evolve, the Committee determined that it was in the best interests of stockholders to begin the transition with the Chief Executive Officer’s compensation to lead by example for the executive team and to stage the changes to the compensation programs over a multi-year period.

From fiscal year 2016 to fiscal year 2018, our executive compensation was comprised primarily of base salary and restricted stock awards with time-based vesting. Beginning in late fiscal year 2018 and early fiscal year 2019, the Company introduced performance stock units with vesting tied to achievement of Adjusted Sales or Adjusted Operating Income targets. In fiscal year 2019, the Compensation Committee reintroduced performance-based cash bonuses in connection with the hiring of Sherry Bahrambeygui, first as interim Chief Executive Officer, and later as permanent Chief Executive Officer. In fiscal year 2020, the Compensation Committee determined to incorporate annual cash bonuses as well as long-term performance-based equity into its executive compensation program for executives going forward, in addition to the practice updated in fiscal year 2018 of smaller annual grants of time-based equity with multi-year vesting. The Company’s Chief Executive Officer and Compensation Committee believe that creation of stockholder value requires accountability for the achievement of specific company objectives, both short-term and long term, and that performance-based cultures are correlated with increased stockholder value. Accordingly, the Chief Executive Officer and the Compensation Committee have sought to gradually increase the portion of compensation that is performance-based to provide incentives for achievement of annual objectives. The Company’s Chief Executive Officer and Compensation Committee also believe that direct linkages of executive pay with the Company’s stock price performance encourages and rewards an owner-operator mindset among the Company’s executives and incentivizes executives to take actions that generate long-term sustainable benefits to the Company, which are aligned with stockholders’ interests.

PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement	21

Executive and Director Compensation (continued)

The chart below compares the components of target compensation for our Chief Executive Officer for fiscal year 2020 to the components of target compensation for our Chief Executive Officer for fiscal year 2021.

The chart below compares the components of target compensation for our Named Executive Officers other than our Chief Executive Officer for fiscal year 2020 to the components of target compensation for our Named Executive Officers other than our Chief Executive Officer for fiscal year 2021.

Purposes and Structure of the Executive Compensation Program

The objectives of the Company’s executive compensation program are to:

•	Attract, motivate and retain superior talent;

•	Encourage and reward high performance, collaboration and accountability; and

•	Align executive pay opportunities with Company performance and stockholder returns.

To achieve these objectives, the Compensation Committee evaluates the appropriate mix of cash and stock-based compensation and the appropriate weighting of performance-based and fixed compensation. In determining specific amounts and components of compensation, the Compensation Committee considers each officer’s role, position, performance, level of responsibility, skills and experience, and prior compensation awards, as well as market data, as more fully described below under “Elements of Compensation.”

22	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Executive and Director Compensation (continued)

The following table sets forth executive compensation and governance policies and practices we have implemented to advance the objectives of our executive compensation program and to align our practices and policies with industry best practices.

Practice		PriceSmart Policy
Alignment of Compensation and Stockholder Returns	✓	A material proportion of the total target compensation opportunity of our Named Executive Officers is long-term equity incentive awards.
Stock Ownership Requirements	✓	All of our executive officers and outside directors are subject to stock ownership requirements.
Extended Vesting for Performance Stock Units	✓	PSUs vest over three years with a one-year performance period.
Clawback Policy	✓	All of our executive officers are subject to a compensation clawback policy.
Independent Compensation Consultant	✓	The Compensation Committee engages an independent compensation consultant that reviews and advises the Compensation Committee on executive compensation. The consultant performs services solely for the Compensation Committee.
Anti-Hedging and Pledging Policy	✓	We do not allow executive officers or directors to enter into any hedging or pledging transactions relating to our common shares.
No Excise Tax Gross-Ups	✓	We do not pay excise tax gross ups under our employment agreements in the event of a change in control.
No Pension Plans or SERPs	✓	We do not sponsor any qualified or non-qualified defined benefit plans or supplemental executive retirement plans (SERPs) for our executive officers.
No Guaranteed Bonuses or Salary Increases	✓	We do not guarantee salary increases or provide guaranteed bonuses to any of our executive officers.
No Change in Control Severance Arrangements	✓	We have no severance arrangements specific to a change in control.
No Evergreen Provision in 2013 Equity Incentive Plan	✓	The 2013 Equity Incentive Plan does not provide for automatic share additions during its term.

Compensation Determination Process

The Compensation Committee reviews the compensation for our Chief Executive Officer and makes a recommendation to the full Board, which has ultimate authority for approval of such compensation. The Compensation Committee reviews and approves all compensation for our executive officers. Each year the Compensation Committee relies on multiple data points to assess the competitiveness of our executive compensation program and the individual compensation of our executives. Information the Compensation Committee uses to perform this analysis includes:

•	The Company’s performance against its financial and operational goals;

•	The mix of short-term and long-term compensation in the form of cash and equity-based compensation achieved in the prior year;

•	A review of information on the competitive market, with input from the Compensation Committee’s independent consultant;

•

The anticipated level of complexity and responsibility assigned to the executives given the Company’s strategic objectives; The expense to the Company of the proposed compensation for the following fiscal year relative to the Company’s budget; and

•	The dilution to stockholders from equity awards.

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Executive and Director Compensation (continued)

Use of Independent Compensation Consultant

In fiscal year 2020, the Compensation Committee retained Radford, which is part of the Rewards Solutions practice at Aon plc, as its independent executive compensation consultant. The consultant has no other business relationship with the Company and receives no payments from us other than the fees for services to the Compensation Committee. The consultant reports directly to the Compensation Committee, and the Compensation Committee may replace the consultant or hire additional consultants at any time.

During fiscal year 2020, the scope of the compensation consultant’s engagement included:

•	Conducting a review of competitive market information for our executive officers, including our Chief Executive Officer, for use in determining fiscal year 2020 compensation levels;

•	Reviewing and commenting, as requested by the Compensation Committee, on our executive compensation programs and opportunities;

•	Advising the Compensation Committee regarding the selection of the executive pay peer group discussed below under the heading “—Peer Group”;

•	Advising the Compensation Committee regarding performance-based components of our compensation program; and

•	Reviewing and commenting on the Compensation Committee’s report for the proxy statement.

Radford made recommendations regarding compensation for our Chief Executive Officer and also made recommendations with respect to our other Named Executive Officers. After gathering this input and receiving these recommendations, the Compensation Committee determined the compensation of our Named Executive Officers in executive session.

The Compensation Committee believes that long-term compensation plays an important role in encouraging positive results through collaboration, aligning the compensation of the senior management team to stockholder returns and in retaining key executives. In particular, the Compensation Committee believes that the Chief Executive Officer’s compensation should be more heavily weighted towards long-term incentives as compared to other members of senior management given her greater ability to affect the results of the Company and the importance of retaining her services.

Comparison of Short-Term Compensation and Long-Term, Equity-Based Compensation

The charts below show the percentage breakdown of short-term target compensation (comprised of salary, annual cash incentives, dividends paid on restricted stock, 401(k) contribution by the Company and miscellaneous perquisites) and long-term, equity-based target compensation (comprised of the dollar value of restricted stock awards and performance stock units that vested during the fiscal year based on the market value on the vesting date) for fiscal year 2020 for our Chief Executive Officer and for the other Named Executive Officers (other than Maarten Jager who resigned during the fiscal year).

24	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Executive and Director Compensation (continued)

Elements of Compensation

The compensation of our Named Executive Officers is comprised of base salaries, cash bonuses and long-term, equity-based incentives in the form of restricted stock awards and performance stock units.

Base Salary. Base salaries for the Named Executive Officers were initially established either when they were hired into the position from outside the Company or as they were promoted to increasing levels of responsibility within the Company. Base salaries for the Named Executive Officers are generally established based on the scope of their responsibilities, level of experience and individual performance, taking into account both external competitiveness and internal equity considerations. While the goal for the base salary component is to compensate executives at a level that is competitive with the salaries of executives in comparable positions among our peer group, the Compensation Committee does not attempt to set base salaries at a certain target percentile within the peer group. Instead, the Compensation Committee considers external market information only to confirm that its base salary determinations based on the other factors described above are competitive.

The Compensation Committee annually evaluates the base salary levels of the Named Executive Officers to ensure that there is consistency within the Company based upon scope of responsibility and also to ensure that the base salaries are appropriate relative to the peer companies listed below. In establishing changes to base salaries, the Compensation Committee may consider the overall financial condition of the Company but does not make changes to executive salaries based on the achievement of any particular financial criteria.

Annual Cash Incentive Awards. Each of our named executive officers participates in our annual cash incentive award program. The amount of the annual cash incentive award earned by named executive officers is based on corporate performance and, in some cases, achievement of pre-determined and quantifiable set of individual performance objectives set at the beginning of the performance period. On an annual basis with respect to our annual cash incentive award program, the Compensation Committee (1) selects one or more performance measures, (2) establishes threshold, target and maximum performance goals for each performance measure and (3) establishes for each named executive officer a target bonus amount that is earned at the threshold, target and maximum performance levels (with linear interpolation between the specified payout percentages). No annual cash incentive award based on corporate performance is earned if the Company does not meet the threshold performance goal. However, the Compensation Committee may consider the effect of the global pandemic and other linked economic and environmental pressures that may negatively impact results.

Fiscal 2020 Target Annual Cash Incentives

At the beginning of fiscal year 2020, the Compensation Committee set the target annual cash incentive amounts for fiscal year 2020 for each of our named executive officers set forth in the following table.

Named Executive Officer	Target Bonus	Actual Bonus
Sherry Bahrambeygui	$1,000,000	$1,032,500
Michael McCleary(1)	100,000	106,500
Maarten Jager(2)	120,000	46,218
William Naylon	120,000	127,800
Francisco Velasco	110,000	117,150
John Hildebrandt	94,800	100,962
(1)

Mr. McCleary’s target annual cash incentive was set in April 2020 upon his promotion to Executive Vice President and Chief Financial Officer but was structured to compensate him for service for the full fiscal year.

(2)	Represents pro rata annual cash incentive paid for the period beginning September 1, 2019 and ending January 10, 2020, the effective date of Mr. Jager’s resignation.

PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement	25

Executive and Director Compensation (continued)

Fiscal 2020 Performance Measures

The Compensation Committee selected growth in Adjusted Sales or growth in Adjusted Operating Income as the sole performance measures for our executive officers other than Ms. Bahrambeygui. For Ms. Bahrambeygui, it was determined that 50% of her bonus would be based on achievement in growth of Adjusted Sales or Adjusted Operating Income and 50% based on key performance indicators approved by the Compensation Committee.

The Compensation Committee selected growth in Adjusted Sales and growth in Adjusted Operating Income as alternative performance measures for the annual cash incentive awards for fiscal 2020 because they believe they represent key indicators of the strength of our operating results and incentivizes the participants in our annual cash incentive award program to achieve strong revenue and earnings growth. It was determined that executives’ payouts would be based on the highest achievement under either growth in Adjusted Sales or growth in Adjusted Operating Income, not both. “Adjusted Sales” are measured as total revenues less revenues generated by the legacy businesses of our Aeropost subsidiary. “Adjusted Operating Income” is measured as reported operating income excluding revenues and expenses associated with our Aeropost subsidiary, including its legacy businesses; costs associated with development of PriceSmart.com and other technology development and digital transformation initiatives above and beyond the Company’s standard IT budget; and severance payments.

In the case of metrics based on growth in Adjusted Sales, if Adjusted Sales measured in U.S. dollars did not meet minimum or target growth percentages, executives could still achieve the same bonus percentage payouts if sales on a constant-currency basis achieve those minimum or target growth percentages. However, achievement of greater than target bonuses based on Adjusted Sales required achievement of greater than target growth in Adjusted Sales measured in U.S. dollars; there was no option for receiving greater than target bonuses based on Adjusted Sales measured on a constant-currency basis. Likewise, there was no metric based on growth in Adjusted Operating Income on a constant-currency basis. As used here, the term “constant-currency basis” refers to the calculation of revenues excluding the impact of foreign currency exchange rate fluctuations. We believe this measure provides a valuable means of evaluating period-to-period Adjusted Sales growth before the impact of foreign currency exchange issues that are outside our executive officers’ control.

In our audited financial statements for the year ended August 31, 2020, Total revenues is the most directly comparable GAAP financial measure to Adjusted Sales and Adjusted Sales determined on a constant-currency basis, and Operating income is the most directly comparable GAAP financial measure to Adjusted Operating Income. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure is contained in Appendix A.

The tables set forth below show payout levels as a percentage of target bonus based on minimum, target and overachievement levels for growth in Adjusted Sales (in U.S.$ or on a constant currency basis) and growth in Adjusted Operating Income. Maximum payout was set at 150% of target.

	GROWTH IN ADJUSTED SALES Over FY19				--OR--	GROWTH IN ADJUSTED OPERATING INCOME Over FY19
	in Constant Currency		in US $$			In US $$

	Growth	Payout	Growth	Payout		Growth	Payout
Min	1.50%	50%	1.50%	50%		1.50%	50%
Target	3.00%	100%	3.00%	100%		3.00%	100%
Overachievement possible only if target is met	n/a	n/a	4.00%	125%		5.00%	125%
	n/a	n/a	5.00%	150%		6.00%	150%

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Executive and Director Compensation (continued)

Fiscal 2020 Annual Cash Incentive Awards

To calculate the amount of the annual incentive awards earned under the 2020 bonus plan, if any, we first calculated Adjusted Sales and Adjusted Operating Income. We then determined the highest payout level achieved under either metric. For fiscal year 2020, growth in Adjusted Sales resulted in the highest payout percentages. We achieved growth in Adjusted Sales of 3.26%, resulting in payouts equal to 106.5% of target for our executive officers other than Ms. Bahrambeygui and 106.5% of 50% of target for Ms. Bahrambeygui.

For fiscal year 2020, the Compensation Committee established the following individual performance metrics:

•

Increase long-term stockholder returns by achieving specific strategic objectives in support of a long-term corporate strategy of creating a nimble, digitally enabled retailer that can respond to the fast-changing retail environments where we operate and enhancing the member experience, leading to increased member reliance on our services; and

•	Increase short-term stockholder returns by simplifying organization and streamlining operations and supply chains.

Following the end of the fiscal year, the Compensation Committee assessed each of the individual performance goals for Ms. Bahrambeygui against the specific, quantifiable targets established for each goal. The Committee determined that Ms. Bahrambeygui’s weighted average achievement level was 103%, despite the significant business disruptions introduced by the COVID pandemic, resulting in her receiving 100% of the portion of her target bonus based on individual achievement.

The following table sets forth for fiscal 2020 the target annual cash incentive amount and the actual annual cash incentive earned by each named executive officer:

Named Executive Officer	Target Amount	Corporate Performance	Individual Performance	Amount Earned
Sherry Bahrambeygui	$1,000,000	$532,500	$500,000	$1,032,500
Michael McCleary	100,000	106,500	N/A	106,500
Maarten Jager	200,000	46,218	N/A	46,218	(1)
William Naylon	120,000	127,800	N/A	127,800
Francisco Velasco	110,000	117,150	N/A	117,150
John Hildebrandt	94,800	100,962	N/A	100,962

(1)	Represents pro rata annual cash incentive paid for the period beginning September 1, 2019 and ending January 10, 2020, the effective date of Mr. Jager’s resignation.

Long-Term Incentive Compensation and Performance-based Equity Compensation. We believe that long-term incentives for higher-level executives are consistent with the values and culture of the Company and therefore should be an integral and heavily weighted part of the overall executive compensation program. Direct linkages of executive pay with the Company’s stock price performance encourages and rewards an owner-operator mindset among the Company’s executives and incentivizes executives to take actions that generate long-term sustainable benefits to the Company.

PriceSmart uses restricted stock and performance stock units as long-term incentive vehicles because:

•	restricted stock and the related vesting period help attract and retain executives;

•

the value received by the recipient of an award of restricted stock or performance stock units is enhanced as our stock price increases; therefore, restricted stock and performance stock units promote teamwork and collaboration and enhance the executives’ incentives to increase the stock price consistent with stockholders’ interests; and

•

restricted stock and performance stock units help to provide a balance to the overall executive compensation program as restricted stock rewards executives for increases in stockholder value over the longer term.

PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement	27

Executive and Director Compensation (continued)

PriceSmart historically has awarded restricted stock with time-based vesting to its Named Executive Officers, but the Compensation Committee determined that performance-based equity is an important tool alongside grants of restricted stock with time-based vesting. The Compensation Committee believes that these two equity instruments—performance stock units and restricted stock—will work together to provide the Company’s executives a competitive pay opportunity that focuses executives on maximizing stockholder value over the long term.

In fiscal year 2017, the Compensation Committee decided that the Company should make smaller annual grants of restricted stock vesting over a period of three years instead of the larger, periodic grants vesting over five or more years the Compensation Committee had previously made. In moving to annual awards, the Compensation Committee noted that moving to smaller, but more frequent, awards would give the Compensation Committee greater flexibility to adjust awards to take into account:

•	an individual’s value to the Company, including any extraordinary skills or characteristics which might warrant special consideration;

•	changes in external benchmarks;

•	changes in internal benchmarks, addressing morale and fairness issues;

•	an individual’s trend in compensation relative to changes in the financial performance of the Company; and

•	fiscal responsibility and appropriateness given the short- and long-term performance of the Company.

The Compensation Committee also noted that annual awards would allow the Company to have better fiscal control of the compensation program; would more easily allow for the implementation of pay-for-performance metrics; and would help prevent hardship or windfall scenarios in future.

In determining the number of shares of restricted stock and performance stock units to be granted to our Named Executive Officers, the Compensation Committee takes into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value, and the value of restricted stock in relation to other elements of the individual executive’s total compensation and market competitive data. All awards of restricted stock and performance stock units to our executive officers are made by the Compensation Committee.

For fiscal year 2020, the Compensation Committee used the same performance criteria for performance stock units for all executive officers, including Ms. Bahrambeygui, as it did for cash bonuses for executive officers other than Ms. Bahrambeygui—growth in Adjusted Sales or growth in Adjusted Operating Income. The table below shows minimum, target and overachievement amounts for PSU awards. Maximum payout was 150% of target.

	GROWTH IN ADJUSTED SALES Over FY19				--OR--	GROWTH IN ADJUSTED OPERATING INCOME Over FY19
	in Constant Currency		in US $$			In US $$

	Growth	Payout	Growth	Payout		Growth	Payout
Min	1.50%	50%	1.50%	50%		1.50%	50%
Target	3.00%	100%	3.00%	100%		3.00%	100%
Overachievement possible only if target is met	n/a	n/a	4.00%	125%		5.00%	125%
	n/a	n/a	5.00%	150%		6.00%	150%

To calculate the amount of PSUs awards earned under the fiscal year 2020 awards, if any, we first calculated Adjusted Sales and Adjusted Operating Income. We then determined the highest payout level achieved under either metric. For fiscal year 2020,

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Executive and Director Compensation (continued)

growth in Adjusted Sales resulted in the highest payout percentages. We achieved growth in Adjusted Sales of 3.26%, resulting in payouts equal to 106.5% of target. Following satisfaction of performance targets, PSUs effectively become time-vested RSUs that vest over a three-year period from the date of the award.

Our Named Executive Officers recognize taxable income from restricted stock and performance stock units when and as shares vest. On each vesting date, the Company repurchases a portion of the shares vesting on such vesting date from the participant to cover the tax obligations triggered by the vesting. The Company repurchases the shares at their fair market value on the date of vesting and pays this amount directly to the taxing authorities. The Company generally receives a corresponding tax deduction for compensation expense in the year of vesting, subject to limits on the deductibility of compensation in excess of $1.0 million paid to certain executives under Internal Revenue Code Section 162(m). The amount included in the participant’s wages upon such vesting, and, subject to Section 162(m), the amount we may deduct, is equal to the fair market value of a share of Common Stock on the date the shares vest, multiplied by the number of shares vesting.

Other Benefits. PriceSmart’s Named Executive Officers are eligible to participate in all of our employee benefit plans, such as our 401(k) plan and our medical, dental, vision, long and short-term disability and life insurance plans, in each case on the same basis as other employees. We also provide LifeLock identity theft protection services for our executive officers. We reimbursed moving expenses and provided a two-year housing allowance of $60,000 per year for our former Chief Financial Officer. The Compensation Committee believes that these perquisites are no greater than competitors’ practices.

Fiscal Year 2020 Compensation of Named Executive Officers

Salary. Except for Mr. McCleary, the Named Executive Officers did not receive salary increases in fiscal year 2020. In April 2020, in recognition of pay reductions being implemented for U.S.-based rank and file employees, members of the executive team agreed to voluntary salary reductions for May, June and July 2020, including reductions of 30% for such period in the case of Ms. Bahrambeygui, and 15% for such period for the other Named Executive Officers.

Effective April 1, 2020, the Board of Directors promoted Mr. McCleary to Executive Vice President and Chief Financial Officer. Mr. McCleary had held the CFO position in an interim role since December 10, 2019. Mr. McCleary joined the Company as Vice President and Corporate Controller in 2003 and was subsequently promoted to Senior Vice President and Corporate Controller. In connection with his promotion to Executive Vice President and Chief Financial Officer, the Company increased Mr. McCleary’s salary to $500,000 per year, effective April 1, 2020.

Bonus. In September 2019 (fiscal year 2020), the Compensation Committee set Ms. Bahrambeygui’s target bonus under the 2020 bonus plan at 100% of Ms. Bahrambeygui’s salary and set other executive officers’ (other than Mr. McCleary) target bonuses at 20% of their salaries. In April 2020, the Compensation Committee set a fiscal year 2020 target bonus of $100,000 for Mr. McCleary, which will not be pro-rated for Mr. McCleary’s period of service as Executive Vice President and Chief Financial Officer. As noted above, the Company achieved Adjusted Sales of 3.26%, resulting payouts equal to 106.5% of target for our executive officers other than Ms. Bahrambeygui and 106.5% of 50% of target for Ms. Bahrambeygui.

As discussed above, with respect to the 50% portion of Ms. Bahrambeygui’s bonus based on individual achievement, the Compensation Committee assessed each of the individual performance goals for Ms. Bahrambeygui against the specific, quantifiable targets established for each goal. The Committee determined that Ms. Bahrambeygui’s weighted average achievement level was 103%, despite the significant business disruptions introduced by the COVID pandemic, resulting in her receiving 100% of 50% of her target bonus.

Please see the tables on page 25 above for information about the target bonus amounts and actual payouts for our executive officers.

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Executive and Director Compensation (continued)

In addition, to recognize Ms. Bahrambeygui’s extraordinary efforts and achievements leading the Company through the COVID-19 pandemic, the Compensation Committee also awarded her a special bonus of $500,000.

Equity Incentive Awards. In September 2019 (fiscal year 2020), the Compensation Committee made grants of performance stock units and restricted stock to the Named Executive Officers other than Mr. McCleary. The grants to these Named Executive Officers were comprised of approximately 2/3 restricted stock and 1/3 performance stock units with a three-year vesting schedule and the same performance criteria described above. In April 2020, the Compensation Committee awarded Mr. McCleary a special grant of 6,672 shares of restricted stock and 2,736 performance stock units.

To calculate the amount of PSUs awards earned under the fiscal year 2020 awards, if any, we first calculated Adjusted Sales and Adjusted Operating Income. We then determined the highest payout level achieved under either metric. For fiscal year 2020, growth in Adjusted Sales resulted in the highest payout percentages. We achieved growth in Adjusted Sales of 3.26%, resulting in achievement of performance criteria with respect to 106.5% of the target shares subject to the PSUs.

In July 2020, the Compensation Committee made special restricted stock awards to the Named Executive Officers, with a 15-month vesting schedule, in recognition of the extraordinary efforts and sacrifices they made in leading the Company during the COVID-19 pandemic. These awards were extraordinary grants, which were not intended to be counted against executives’ target compensation or to offset the amount of their voluntary salary reductions.

Peer Group

The Compensation Committee establishes individual executive compensation at levels the Compensation Committee believes are comparable with those of executives in other companies of similar size and stage of development operating in retail industries, taking into account our own strategic goals and our relative performance. Management utilized the Aon TCM (Total Compensation Measurement) Survey, the Mercer Benchmark Database and additional competitive information provided by our compensation consultant.

PriceSmart is the largest operator of membership warehouse clubs in Latin America and the Caribbean. We are incorporated and headquartered in the U.S., but the large majority of our retail and operational footprint is international. The Company operates in 13 different countries and territories, each with unique characteristics and a variety of currencies, and tax and legal regimes, and sometimes in challenging geopolitical markets. We seek to maximize the value of PriceSmart membership to members by operating a low-margin model focused on providing the best possible value on high-volume products, which are tailored to a large and exclusively international member base. This requires our management team to focus on purchasing, supply chain and other operational efficiencies.

There are few publicly traded companies in the U.S. that have a similar profile to PriceSmart’s in terms of operating model, customer focus and geographic footprint. The complexities of our business show up in our daily operations in navigating different local and international laws, local customs and preferences, political changes and foreign currency conversions. We are not like many traditional retailers, which is evidenced to a degree by the fact that only one public company in the U.S.—BJ’s Wholesale Club—names PriceSmart as a peer company in its proxy. The other most directly comparable company to PriceSmart is Costco Wholesale Corporation, whose size relative to PriceSmart’s makes comparisons impractical for executive compensation purposes.

In developing a peer group for executive pay purposes, we started with a premise that a diverse set of US-based retailers and grocers would be most reflective—though not fully reflective—of our Company’s business focus and managerial complexity, as well as the market within which we compete for executive-level talent. In July 2020, the Compensation Committee, with advice from its independent executive compensation consultant, approved an executive pay peer group made up of the 21 US-based retailers and grocers listed below. The Company will use the peer group to monitor competitive pay levels for executives and as a

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Executive and Director Compensation (continued)

reference when evaluating our effectiveness and appropriateness of our executive compensation programs and practices. However, the Compensation Committee noted that no single company identified as a peer has all of the key characteristics of PriceSmart, but each has some of the attributes. As a result, the Compensation Committee will monitor and adjust this peer group from time to time to ensure continuing relevance with our company size, the complexities associated with our international footprint, our business strategy and our executive talent needs.

The executive pay peer group consists of the following companies:

Abercrombie and Fitch	Five Below	Sprouts Farmers Market
Big Lots	Fossil	StitchFix
BJ’s Wholesale Club	Fresh Del Monte Produce	The Andersons
Burlington Stores	Guess?	The Chefs’ Warehouse
Chewy	Ingles Market	ULTA
Dillard’s	Mercado Libre	Village Super Market
DSW	Revlon	Weis Markets

These companies were identified based on the following criteria:

•	Consumer staples and consumer durables. The Compensation Committee assigned priority to companies in the consumer staples and consumer durables sectors.

•

Comparable scale by revenue and market capitalization. At the time the Compensation Committee established the peer group, the 21 companies reported annual revenue ranging roughly from 0.3x to 3.0x PriceSmart’s trailing twelve months revenue as of July 2020 of $3.3 billion and had market capitalizations of 0.3 to 3.0x PriceSmart’s 30-day average market capitalization of $1.8 billion as of July 3, 2020. The Compensation Committee also assigned priority to companies with sustained financial performance in terms of annual growth rates and profitability.

•

Comparable companies used by proxy advisors. In identifying the peer group, the Compensation Committee took note of the criteria proxy advisors will apply when determining their “Say on Pay” recommendations.

•	Sustainable growth. The Compensation Committee assigned priority to comparable companies that demonstrated opportunities for growth without over- or under-extending.

•

Significant international presence. The peer group shows a preference for retailers and grocers with a strong international presence to reflect the complexities that PriceSmart faces in its international operations. PriceSmart’s international orientation is among the highest of its peer group at 100% of sales from outside the U.S.

•

Comparability to PriceSmart’s membership-based, club model. The Compensation Committee assigned priority to potential peers that have membership-based or loyalty-type programs. Consideration is also given to operating margins and the intensiveness of supply chain and logistics, more broadly.

•	Comparability in store format. Companies with larger store formats were prioritized over those retailers with more, but smaller store formats.

This peer group for fiscal year 2020 is the same as the group the Compensation Committee used for fiscal year 2019, except that Neiman Marcus Group and Smart & Final Stores, which were included in the peer group for fiscal year 2019, are no longer included because they ceased to be SEC reporting companies in 2019. Based on the recommendation of Radford, the Compensation Committee added Chewy and Revlon to its peer group to replace the two companies that dropped out. These companies were selected because they were deemed to be the “best fit” in terms of financial profile and business/product focus.

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Executive and Director Compensation (continued)

Radford also provided to the Compensation Committee published survey data capturing public cash and equity compensation data. Survey data is collected from the Aon TCM (Total Compensation Measurement) Survey with the following data cuts—consumer staples and durables companies with between $1 billion and $10 billion in annual revenues and market capitalizations between $600 million and $5.3 billion.

To determine market-competitive executive pay levels, Radford weighted named peer proxy data at 50% and broad survey data at 50% to create a competitive market composite.

For fiscal year 2020, as a part of its compensation program review process, the Compensation Committee assessed base salary, target annual incentive opportunity, target total cash compensation, annual long-term incentive delivery, retention analysis and the Company’s current aggregate equity usage compared to peer group and survey data. The Compensation Committee noted substantial variation between the compensation levels and pay mix of similarly situated executives, particularly when evaluating the competitiveness of the Company’s long-term incentive awards. After evaluating PriceSmart’s target pay opportunities against these external benchmarks, the Compensation Committee determined that salaries are competitive at market median (with some individual variation), annual incentive opportunity significantly lags the market, long-term incentives are at the low end of the competitive market and total direct compensation (i.e., cash plus equity) is at the low end of the competitive market. The Compensation Committee made this assessment prior to the special stock awards to executive officers to recognize their efforts in connection with the COVID-19 pandemic.

Additionally, the Compensation Committee evaluated Ms. Bahrambeygui’s target pay opportunity against the competitive market composite and found that her base salary, target total cash, long-term incentive and target total direct compensation were less than the median. The Compensation Committee’s assessment did not take into account Ms. Bahrambeygui’s special stock award and cash bonus relating to her efforts leading the Company through the COVID-19 pandemic.

The Compensation Committee believes that where it is reasonable and practical, the competitiveness of the Company’s executive compensation should be determined by comparing total remuneration to average performance at approximately the 50th percentile of a peer group and general market survey. However, the Compensation Committee recognizes that it is in PriceSmart’s interest to recognize the complexities of the retail global market and compensate accordingly. Our compensation needs to reflect that we need to draw and retain superior talent to address the complexities of our markets. Further, to the extent individual and company performance exceeds expectations, compensation should follow. For example, if top quartile performance is achieved, compensation should likewise be in the top quartile.

Compensation data for the peer group of companies and survey data are among only two of the many factors the Compensation Committee considers in setting compensation for PriceSmart’s Named Executive Officers, and actual compensation may vary based on the Compensation Committee’s review of other considerations, including the Company’s and the individual Named Executive Officer’s performance and the value of the executive’s leadership and other skills to the Company.

Severance and Change in Control Payments

We have entered into agreements and maintain plans that require us to make payments and/or provide benefits to our Named Executive Officers under specified circumstances in the event of a termination of their employment without cause or a change in control. We provide for certain severance benefits in the event that a Named Executive Officer’s employment is involuntarily terminated. Such severance benefits are designed to alleviate the financial impact of an involuntary termination through salary continuation and are intended to provide for a stable work environment. We believe that reasonable severance benefits for our Named Executive Officers are important because it may be difficult for our executive officers to find comparable employment within a short period of time following certain qualifying terminations. In addition to normal severance, we provide for accelerated vesting of the time-based component of all equity awards for all employees in the event of a change in control as a means of reinforcing and encouraging the continued attention and dedication of our employees to their duties of employment without

32	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Executive and Director Compensation (continued)

personal distraction or conflict of interest in circumstances which could arise from the occurrence of a change in control. We believe that the interests of stockholders will be best served if the interests of our senior management are aligned with them, and providing these change-in-control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of stockholders.

The Company provides severance, continuity and change-in-control benefits because they are essential to help us fulfill our objectives of attracting and retaining key managerial talent. These agreements are intended to be competitive with those of similarly sized companies in our industry and company size and to attract and retain highly qualified individuals. While these arrangements form an integral part of the total compensation provided to these individuals and are considered by the Compensation Committee when determining executive officer compensation, the decision to offer these benefits did not influence the Compensation Committee’s determinations concerning other direct compensation or benefit levels.

Say-on-Pay Feedback from Stockholders

At our 2020 Annual Meeting of Stockholders, we sought an advisory vote from our stockholders regarding our executive compensation program and received a 96.2% favorable vote supporting the program, excluding abstentions and broker non-votes. For fiscal year 2020, the Compensation Committee considered the results of the advisory vote as part of its annual review of the compensation provided to our Named Executive Officers and other executives. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for the Company’s executive officers.

Stock Ownership Guidelines and Hedging and Pledging Prohibition

To further align executive and stockholder interests, we have adopted stock ownership guidelines for our executives and non-employee directors. The guidelines require our Chief Executive Officer to hold Common Stock with a value of at least five times his or her base salary and our other executive officers to hold Common Stock with a value of at least one times their respective base salaries. The guideline for non-employee directors is three times their annual cash compensation (excluding additional fees, if any, payable for service on any Board committee). Until such time as an executive or non-employee director satisfies the minimum ownership requirement set forth herein, such executive or non-employee directors is required to hold 50% of the equity awards granted by the Company on or after the date such executive or non-employee director becomes subject to these guidelines (“Covered Equity Awards”). All in-the-money vested stock options, time-based restricted stock, time-based restricted stock units, and earned performance awards that are then subject to time-based vesting shall satisfy the stock ownership guidelines without reduction for any portion of an award that may be subject to forfeiture to satisfy tax withholding that may be triggered upon vesting. The guidelines do not restrict an executive or non-employee director’s sale of shares that he or she held prior to becoming subject to these guidelines or that the executive or non-employee director acquired in any manner other than through Covered Equity Awards; provided that an executive or non-employee director may, at his or her sole option, elect to have the Company take into account shares that he or she held prior to becoming subject to the guidelines or that he or she acquired in any manner other than through Covered Equity Awards.

After an executive or non-employee director satisfies the minimum ownership requirement as of a measurement date, he or she will be deemed to be in compliance with the stock ownership guidelines notwithstanding subsequent changes in the value of his or her shares or any increase in his or her compensation. However, if after achieving the minimum ownership requirement, an executive or non-employee director drops below the minimum ownership requirement because of changes in the value of his or her stock ownership or an increase in his or her compensation, he or she will be expected to hold 50% of the Covered Equity Awards granted by the Company (net of amounts required to satisfy any applicable tax obligations arising in connection with the exercise or vesting of any equity award) that vest on or after the date he or she drops below the minimum ownership requirement until such time as he or she is then in compliance with the applicable minimum ownership requirement; provided, however, that

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Executive and Director Compensation (continued)

executives and non-employee directors may immediately sell shares (i) acquired upon the exercise of stock options for the limited purposes of paying the exercise price of the stock option, and (ii) to satisfy any applicable tax obligations arising in connection with the exercise or vesting of any equity award.

The Compensation Committee has the discretion to waive compliance with these guidelines on a case-by-case basis for any executive officer, and the Board of Directors has the discretion to waive compliance with these guidelines on a case-by-case basis for any non-employee director, who, due to his or her particular financial circumstances or other special circumstances, would incur a hardship by complying with these guidelines.

In addition to the minimum stock ownership requirements, we do not allow our executive officers or non-employee directors to enter into any hedging, pledging or monetization transactions involving our Common Stock.

Recoupment Policy

We adopted a Compensation Recoupment Policy effective as of September 19, 2017. The recoupment (or “clawback”) policy provides the Compensation Committee with broad discretion to recoup certain incentive awards made to the Company’s executive officers when it determines that (1) an executive engaged in serious misconduct or failed to supervise a subordinate employee who engaged in serious misconduct which the executive knew, or was reckless in not knowing, was occurring, and (2) such misconduct resulted in a material violation of law or a written Company policy that caused significant financial or reputational harm to the Company. This clawback policy is broader than current and expected regulatory requirements. The policy can be found on the Corporate Governance section of our website.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis required to be included in this Proxy Statement. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in our Proxy Statement.

The foregoing has been furnished by the Compensation Committee.

Beatriz Infante

Leon C. Janks

Gary Malino

34	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Executive and Director Compensation (continued)

Executive Compensation

Summary of Compensation

The following table sets forth the compensation for fiscal year 2020 by any person who served as our Chief Executive Officer or Chief Financial Officer during the fiscal year and the three other most highly compensated executive officers who were serving as executive officers at August 31, 2020. These persons are referred to as the Company’s “Named Executive Officers” elsewhere in this Proxy Statement.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)	Total ($)
Sherry Bahrambeygui
—Chief Executive Officer and President(2)
	2020	$925,000	$500,000	$3,718,415		$1,032,500		$70,161(4)	$6,246,076
	2019	755,208	729,300	4,428,493	(3)	—		68,195(4)	5,981,196
Michael L. McCleary
—Executive Vice President and Chief Financial Officer
	2020	371,754	150,000	804,235		106,500		25,705(5)	1,458,194
Maarten O. Jager
—Former Executive Vice President and Former Chief Financial Officer
	2020	218,462	115,000	—		46,218	(6)	460,609(6)	840,289
	2019	600,000	—	395,442		—		174,641(6)	1,170,083
	2018	186,538	—	2,462,887		—		124,189(6)	2,773,614
William J. Naylon
—Executive Vice President and Chief Operating Officer
	2020	577,500	—	881,882		127,800		28,573(7)	1,615,755
	2019	591,259	—	611,312		—		28,813(7)	1,231,384
	2018	543,526	—	—		—		35,277(7)	578,803
Francisco Velasco
—Executive Vice President, Secretary and General Counsel
	2020	529,375	—	711,430		117,150		23,086(8)	1,381,041
	2019	550,000	—	101,445		—		16,395(8)	667,840
	2018	427,579	—	422,369		—		16,422(8)	866,370
John Hildebrandt
—Executive Vice President
	2020	456,225	—	517,336		100,962		21,370(9)	1,095,893
	2019	465,698	—	101,765		—		18,883(9)	586,346
	2018	421,418	—	—		—		20,947(9)	442,365
(1)

Represents the aggregate grant date fair value of the restricted stock awards and performance stock units granted to the Named Executive Officers in the relevant fiscal year in accordance with FASB Accounting Standards Codification ASC 718, “Share-Based Payment” (“ASC 718”). For information regarding assumptions made in connection with this valuation, please see Note 7 Stock Based Compensation to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2020, filed with the SEC on October 30, 2020. Restricted stock awards and restricted stock units have not been granted on an annual basis.

(2)	Ms. Bahrambeygui was appointed interim Chief Executive Officer effective November 16, 2018 and became Chief Executive Officer on January 30, 2019.

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Executive and Director Compensation (continued)

(3)

Excludes $1,549,676 in grant value of stock awards forfeited by Ms. Bahrambeygui in connection with her moving from interim to permanent Chief Executive Officer. In February 2019, Ms. Bahrambeygui and the Compensation Committee agreed to terminate continued vesting of the stock awards made to her in connection with her becoming interim Chief Executive Officer and replace such awards with new awards appropriate for her becoming permanent CEO. As a result, Ms. Bahrambeygui vested in only the pro rata portion of the awards made to her as interim Chief Executive Officer associated with the period during which she served in that role.

(4)

For fiscal year 2020, represents dividend payments of $53,061 on unvested restricted stock awards and 401(k) contributions made by the Company totaling $17,100. For fiscal year 2019, represents dividend payments of $29,035 on unvested restricted stock awards, 401(k) contributions made by the Company totaling $11,200 and a transition payment of $27,960.

(5)	For fiscal year 2020, represents dividend payments of $5,556 on unvested restricted stock awards and 401(k) contributions made by the Company totaling $20,149.
(6)

Mr. Jager resigned effective January 10, 2020. The non-equity incentive plan compensation was pro rated based on the period of his service ending as of the effective date of his resignation. For fiscal year 2020, represents severance of $375,000, payout of accrued vacation of $41,705, dividend payments of $1,850 on unvested restricted stock awards, 401(k) contributions made by the Company totaling $4,809, COBRA benefits for Mr. Jager’s spouse of $15,595 and a housing allowance of $21,650 on a grossed up basis. For fiscal year 2019, represents dividend payments of $13,084 on unvested restricted stock awards, 401(k) contributions made by the Company totaling $16,700, a housing allowance of $60,000 on a grossed up basis and a tax gross up payment of $84,857 related to reimbursement of relocation expenses. For fiscal year 2018, represents 401(k) contributions made by the Company totaling $4,400. Also includes, a housing allowance of $20,000 on a grossed up basis and reimbursement of relocation expenses of $99,789.

(7)

For fiscal year 2020, represents dividend payments of $15,673 on unvested restricted stock awards and 401(k) contributions made by the Company totaling $12,900. For fiscal year 2019, represents dividend payments of $17,613 on unvested restricted stock awards and 401(k) contributions made by the Company totaling $12,900. For fiscal year 2018, represents dividend payments of $24,277 on unvested restricted stock awards and 401(k) contributions made by the Company totaling $11,000.

(8)

For fiscal year 2020, represents dividend payments of $7,561 on unvested restricted stock awards and 401(k) contributions made by the Company totaling $15,525. For fiscal year 2019, represents dividend payments of $5,195 on unvested restricted stock awards and 401(k) contributions made by the Company totaling $11,200. For fiscal year 2018, represents dividend payments of $5,422 on unvested restricted stock awards and 401(k) contributions made by the Company totaling $11,000.

(9)

For fiscal year 2020, represents dividend payments of $7,995 on unvested restricted stock awards and 401(k) contributions made by the Company totaling $13,375. For fiscal year 2019, represents dividend payments of $7,683 on unvested restricted stock awards and 401(k) contributions made by the Company totaling $11,200. For fiscal year 2018, represents dividend payments of $9,947 on unvested restricted stock awards and 401(k) contributions made by the Company totaling $11,000.

36	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Executive and Director Compensation (continued)

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended August 31, 2020 to the Named Executive Officers.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	Grant Date Fair Value Stock and Option ($)(2)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Threshold (#)	Target (#)	Maximum (#)
Sherry Bahrambeygui
	—	$500,000	$1,000,000	$1,250,000	—	—	—	—	$—
	9/27/2019(4)				—	—	—	32,739	2,352,625
	7/29/2019(4)				—	—	—	5,040	334,958
	10/16/19(5)				7,173	14,345	21,518	—	1,030,832
Michael L. McCleary
	—	50,000	100,000	150,000	—	—	—	—	—
	1/28/2020(4)				—	—	—	1,500	94,470
	3/6/2020(4)				—	—	—	947	51,877
	4/1/2020(5)				1,368	2,736	4,104	—	143,777
	4/1/2020(4)				—	—	—	6,672	350,614
	7/20/2020(4)				—	—	—	2,520	163,498
	10/16/19(5)				1,368	2,736	4,104	—	196,609
Maarten O. Jager(3)
	—	60,000	120,000	180,000	—	—	—	—	—
	10/16/19(5)				2,101	4,201	6,302	—	301,884
William J. Naylon
	—	60,000	120,000	180,000	—	—	—	—	—
	9/27/2019(4)				—	—	—	7,029	505,104
	7/20/2020(4)				—	—	—	2,520	163,498
	10/16/19(5)				1,484	2,968	4,452	—	213,280
Francisco Velasco
	—	55,000	110,000	165,000	—	—	—	—	—
	9/27/2019(4)				—	—	—	5,316	382,008
	7/20/2020(4)				—	—	—	2,520	163,498
	10/16/19(5)				1,155	2,309	3,464	—	165,925
John Hildebrandt
	—	47,400	94,800	142,200	—	—	—	—	—
	9/27/2019(4)				—	—	—	3,561	255,893
	7/20/2020(4)				—	—	—	2,520	163,498
	10/16/19(5)				682	1,363	2,045	—	97,945

(1)

The amounts in the columns under “Estimated Future Payouts under Non-Equity Incentive Plan Awards” represent our named executive officers’ threshold, target and maximum annual incentive award levels, respectively, for fiscal 2020 pursuant to the 2020 bonus plan, which annual incentive award levels are further described in the “Elements of Compensation” section of the “Compensation Discussion and Analysis.” In fiscal year 2020, the Company achieved growth in Adjusted Sales of 3.26%, resulting in satisfaction of the performance criteria at the 106.5% level.

(2)

Represents the aggregate grant date fair value of the restricted stock awards and performance stock units granted to the Named Executive Officers in the relevant fiscal year in accordance with FASB Accounting Standards Codification ASC 718, “Share-Based Payment” (“ASC 718”). For information regarding assumptions made in connection with this valuation, please see Note 7 Stock-Based Compensation to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2020, filed with the SEC on October 30, 2020.

(3)	Mr. Jager resigned as Chief Financial Officer effective January 10, 2020. As a result, all of the awards referenced next to his name in this table were canceled prior to vesting.
(4)	Award of restricted stock with time-based vesting.

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Executive and Director Compensation (continued)

(5)

Award of performance stock units subject to vesting upon the Company’s achievement of revenue or operating income targets specified by the Compensation Committee for fiscal year 2020. In fiscal year 2020, the Company achieved growth in Adjusted Sales of 3.26%, resulting in satisfaction of the performance criteria at the 106.5% level.

Employment Contracts

Ms. Bahrambeygui—Chief Executive Officer

Ms. Bahrambeygui’s Employment Agreement provides for a term expiring each August 31, which will be automatically renewed annually for additional one-year terms, unless either the Company or Ms. Bahrambeygui provides at least 60 days’ notice that the Company or Ms. Bahrambeygui, as the case may be, wishes to terminate the agreement. The Company may terminate Ms. Bahrambeygui’s employment with cause upon immediate notice or without cause upon 30 days’ prior written notice, or immediately upon Ms. Bahrambeygui’s death or disability. Ms. Bahrambeygui may terminate her employment without “good reason” on 60 days’ prior written notice or with “good reason” upon 30 days’ notice and opportunity for the Company to cure the conditions providing “good reason.”

The Employment Agreement specifies a base salary of $1,000,000 per year, which may be increased, but not decreased, at the Company’s discretion. The Employment Agreement states that Ms. Bahrambeygui is eligible to participate in the Company’s bonus plan and to receive all other benefits offered to senior executives of the Company under the Company’s benefit practices and plans. The Employment Agreement specifies that for the 2019 fiscal year, Ms. Bahrambeygui was eligible to receive a target bonus of $291,800 (which was pro-rated based on service for the period commencing January 30, 2019 and ending August 31, 2019), and for the 2020 fiscal year, Ms. Bahrambeygui was eligible to receive a target bonus of $1,000,000.

In addition, the Employment Agreement provides that, except as specified below for the 2019 and 2020 fiscal years, Ms. Bahrambeygui will be eligible to receive for each fiscal year ending during the term an annual long-term incentive equity award. The anticipated value of each award will be $2,500,000, with the number of shares subject to the award calculated based on the average closing price per share for the 30-day trading period prior to the date of grant. Each award is anticipated to vest approximately: (i) 1/3 based on achievement of performance metrics, such performance metrics to be substantially similar to those applicable to other executive officers; and (ii) 2/3 based on service, such service-based vesting to be substantially similar to the vesting terms applicable to other executive officers. The actual value of the award for any fiscal year and the actual vesting terms for each such award, however, will be determined by the Compensation Committee of the Company’s Board of Directors in its sole discretion, acting in good faith, with consideration of all applicable facts and circumstances existing at that time.

Upon termination of Ms. Bahrambeygui’s employment with the Company for any reason, she will be entitled to receive any earned but unpaid base salary, unpaid expense reimbursements and any vested benefits she may have under any employee benefit plan of the Company.

In the event that the Company terminates Ms. Bahrambeygui’s employment without “cause” or upon her death or “disability,” Ms. Bahrambeygui terminates her employment for “good reason” or the Company elects to cause the non-renewal of the Employment Agreement such that it expires at the end of its then-current term, Ms. Bahrambeygui also will be entitled to:

•

payment of an amount equal to one times base salary, payable over 24 months in conformity with the Company’s normal payroll period (less any earned income or disability payments received during such period, in the case of a termination upon her disability),

•	continued contribution of the premium cost for Ms. Bahrambeygui’s and her eligible dependents’ participation in the Company’s group health plan for 12 months,

•	payment of any earned but unpaid bonus for the year prior to termination and a pro rata bonus for the year of termination (payable when all other bonuses are paid).

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Executive and Director Compensation (continued)

In the event Ms. Bahrambeygui resigns her employment with the Company without “good reason” but provides at least 60 days’ notice of her resignation, she also will be entitled to receive payment of any accrued but any unpaid bonus for the year prior to termination (payable when all other bonuses are paid).

The foregoing severance benefits are the exclusive benefits that would be payable to Ms. Bahrambeygui under her Employment Agreement by reason of her termination. Payment of the severance benefits is conditioned on Ms. Bahrambeygui’s continued compliance with her obligations with respect to confidentiality, non-solicitation of employees and non-interference with the Company’s customers and contracts and Ms. Bahrambeygui (or her estate) executing and delivering to the Company a full release of all claims in a form reasonably acceptable to the Company.

Other Executive Officers

The Company also has entered into employment agreements with each of its other executive officers that automatically renew each year unless either the Company or the executive provides at least 60 days’ notice that the Company or executive, as the case may be, wishes to terminate the agreement. Each employment agreement specifies the base salary in effect at the time the agreement was entered into and provides that the amount may be increased, but not decreased, at the Company’s discretion.

The employment agreements state that the executive is eligible to participate in the Company’s bonus plan in effect at the time and to receive all other benefits offered to senior executives of the Company under the Company’s benefit practices and plans. The Company did not have an annual bonus plan during fiscal year 2017, fiscal year 2018 or fiscal year 2019.

In addition to termination at the end of the term if one party elects to terminate the agreement, the executive may terminate his or her employment on 60 days’ prior written notice. The Company may terminate the executive’s employment with cause upon immediate notice or without cause upon 30 days’ prior written notice. In the event that (i) the Company terminates an executive’s employment without “cause”; (ii) upon termination due to an executive’s “disability”; (iii) the executive terminates his or her employment for “good reason”; or (iv) the Company elects to cause the non-renewal of the employment agreement such that it expires at the end of its then-current term, subject to the executive providing a release to the Company, the executive will be entitled to:

•	payment of an amount equal to one times base salary then in effect, payable in 24 equal installments over a period of 12 months,

•	continued contribution of the premium cost for the executive’s and his eligible dependents’ participation in the Company’s group health plan for 12 months,

•	payment of any accrued but any unpaid bonus for year prior to termination and a pro rata bonus earned for the year of termination (payable when all other bonuses are paid).

Upon an executive’s death, the executive’s estate will be entitled to receive continued contribution of the premium cost for executive’s eligible dependents’ participation in the Company’s group health plan for 12 months and payment of any accrued but any unpaid bonus for year prior to termination and a pro rata bonus for the year of termination (payable when all other bonuses are paid).

The employment agreements also contain confidentiality provisions, restrictions on solicitation of employees and interference with the Company’s customers and contracts, and other terms and conditions customary to executive employment agreements.

Equity Incentive Plans

Prior to January 22, 2013, the Company had three active Equity Incentive Plans. On January 22, 2013, the Company adopted the 2013 Equity Incentive Award Plan and agreed not to issue any additional awards under prior plans.

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Executive and Director Compensation (continued)

2001 Equity Participation Plan

The 2001 Equity Participation Plan of PriceSmart, Inc. (the “2001 Plan”) had a total of 4,526 shares outstanding as of November 30, 2020, all of which are subject to outstanding and unvested restricted stock units.

The 2001 Plan provides that in the event of a “Change in Control” or a “Corporate Transaction,” each as defined in the 2001 Plan, each outstanding award shall, immediately prior to the effective date of the Change in Control or Corporate Transaction, automatically become fully vested, exercisable or payable, as applicable, for all of the shares of Common Stock at the time subject to such award and, as applicable, may be exercised for any or all of those shares as fully vested shares of Common Stock.

2002 Equity Participation Plan

The 2002 Equity Participation Plan of PriceSmart, Inc. (the “2002 Plan”) has a total of 31,946 shares outstanding as of November 30, 2020, all of which are subject to outstanding and unvested restricted stock awards.

The 2002 Plan provides that in the event of a “Change in Control” or a “Corporate Transaction,” each as defined in the 2002 Plan, each outstanding award shall, immediately prior to the effective date of the Change in Control or Corporate Transaction, automatically become fully vested, exercisable or payable, as applicable, for all of the shares of Common Stock at the time subject to such award and, as applicable, may be exercised for any or all of those shares as fully vested shares of Common Stock.

2013 Equity Incentive Award Plan

Under the 2013 Equity Incentive Award Plan of PriceSmart, Inc., as amended (the “2013 Plan”), as of November 30, 2020, there were 314,120 shares of Common Stock subject to outstanding unvested restricted stock awards, 116,500 shares subject to outstanding restricted stock units, and 56,813 shares subject to outstanding performance stock units, and 212,380 shares of Common Stock were available for future grants.

The 2013 Plan provides that the Compensation Committee of the Board of Directors or a subcommittee thereof may grant or issue incentive stock options, non-qualified stock options, stock purchase rights, stock appreciation rights, restricted stock, deferred stock, dividend equivalents, performance awards, stock payments and other stock related benefits, or any combination thereof. For more information concerning the 2013 Plan, please see “Proposal 3: Approval of an Amendment to Increase the Number of Shares of Common Stock Available for the Grant of Awards under the 2013 Equity Incentive Award Plan, As Amended.”

The Retirement Plan of PriceSmart, Inc.

In 1998, the Company established a retirement plan. The retirement plan is designed to be a “qualified” plan under applicable provisions of the Internal Revenue Code of 1986, as amended, covering all employees, as defined in the retirement plan. Each year, participants may contribute up to 100% per pay period of their pre-tax annual compensation (as defined in the retirement plan) up to the maximum allowable by the Internal Revenue Code of 1986, as amended. Participants also may contribute amounts representing distributions from other qualified plans. Effective January 1, 2011, the Plan was amended to replace the Company match with a discretionary contribution of 4% of the employee’s eligible compensation up to the IRS maximum allowed to all employees regardless of their own salary deferrals. Effective January 1, 2016, the Company began providing up to a 2% matching contribution to non-officer employees who contribute at least 1% of their eligible pay, and during fiscal year 2019 expanded the 2% matching contribution to officers who contribute at least 1% of their eligible pay. Although the Company has not expressed any intent to do so, the Company has the right under the retirement plan to discontinue its contributions at any time and to terminate the retirement plan, subject to the provisions of Employee Retirement Income Security Act of 1974, as amended. All participants in the retirement plan are immediately vested in their accounts and earnings thereon.

40	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Executive and Director Compensation (continued)

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards at August 31, 2020 with respect to the Named Executive Officers.

Name	Grant Date	Number of Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)(2)
Sherry Bahrambeygui
	3/6/2019	15,783	$1,037,732	—	$—
	9/27/2019	21,895	1,439,596	—	—
	10/16/19	—	—	14,345	943,184
	7/29/2020	5,040	331,380	—	—
Michael McCleary
	1/25/2012	1,810	119,008	—	—
	2/24/2017	234	15,386	—	—
	1/23/2018	74	4,866	—	—
	1/28/2020	750	49,313	—	—
	3/6/2020	947	62,265	—	—
	4/1/2020	4,567	300,280	—	—
	4/1/2020	—	—	2,736	179,892
	7/20/2020	2,520	165,690	—	—
Maarten O. Jager
	—	—	—	—	—
William J. Naylon
	1/25/2012	6,034	396,736	—	—
	10/23/2018	1,235	81,201
	10/23/2018	—	—	2,468	162,271
	9/27/2019	5,934	390,161	—	—
	10/16/19	—	—	2,968	195,146
	7/20/2020	2,520	165,690	—	—
Francisco Velasco
	4/4/2018	873	57,400	—	—
	7/17/2018	—	—	873	57,400
	10/23/2018	—	—	790	51,943
	9/27/2019	3,743	246,102	—	—
	10/16/19	—	—	2,309	151,817
	7/20/2020	2,520	165,690	—	—
John Hildebrandt
	1/25/2012	3,772	248,009	—	—
	10/23/2018	322	21,172	—	—
	10/23/2018	—	—	198	13,019
	9/27/2019	2,726	179,235	—	—
	10/16/19	—	—	1,363	89,617
	7/20/2020	2,520	165,690	—	—

PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement	41

Executive and Director Compensation (continued)

(1)

Each restricted stock award is subject to certain accelerated vesting upon a change in control, as described under “—Equity Incentive Plans” above. The vesting schedule of shares of restricted stock with service-based vesting requirements, are presented in the table below.

Vesting Date	Sherry Bahrambeygui	Michael L. McCleary	William J. Naylon	Francisco Velasco	John Hildebrandt
October 26, 2020	5,407	1,052	1,234	1,594	198
October 26, 2021	4,469	842	2,718	1,591	681
October 26, 2022	4,469	842	1,484	787	682
January 24, 2021	—	1,490	3,017	—	1,886
April 4, 2021	—	—	—	873	—
August 29, 2021	28,741	3,633	4,202	2,170	1,685
October 20, 2021	5,040	2,520	2,520	2,520	2,520
January 24, 2022	—	1,022	3,017	—	1,886
August 29, 2022	8,937	1,684	2,967	1,573	1,363
January 24, 2023	—	553	—	—	—

(2)	The market value is computed by multiplying the closing market price of the Company’s Common Stock ($65.75) on August 30, 2020 by the number of shares subject to stock award.
(3)	Awards of performance stock units.
(4)	Based on actual performance relative to target, 106.5% of the shares will vest in accordance with the vesting schedule.

The following table sets forth certain information with respect to the vesting of shares of restricted stock during the fiscal year ended August 31, 2020 with respect to the Named Executive Officers.

	Stock Awards

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Sherry Bahrambeygui	39,589	$2,621,375
Michael L. McCleary	4,298	280,447
Maarten O. Jager	—	—
William J. Naylon	10,944	718,721
Francisco Velasco	5,144	331,750
John Hildebrandt	5,227	341,268
(1)	The value realized upon vesting of a stock award is calculated based on the number of shares vesting multiplied by the fair market value per share of the Common Stock on the vesting date.

Pension Benefits

Other than the Company’s retirement plan, which is described above, the Company does not have any plan that provides for payments or other benefits at, following, or in connection with, retirement for our Named Executive Officers.

Nonqualified Deferred Compensation

The Company does not have any plan that provides for deferred compensation.

42	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Executive and Director Compensation (continued)

Severance and Change in Control Payments

The following table summarizes the potential payments to each Named Executive Officer in two different potential scenarios: (1) a termination of the Named Executive Officer without cause and (2) a change in control without a termination of employment. The table assumes that the termination of employment or change in control occurred on August 31, 2020, the last business day of our last completed fiscal year. For purposes of estimating the value of accelerated vesting of equity awards to be received in the event of a change in control, the Company has assumed a price per share of its Common Stock of $65.75, which represents the closing market price of its Common Stock as reported on the Nasdaq Global Select Market on August 31, 2020 (the last trading day of fiscal year 2020).

Name	Severance upon Termination without Cause($)(1)	Acceleration of Restricted Stock and PSUs upon Change in Control($)(2)
Sherry Bahrambeygui	$2,000,000	$3,751,892	(3)
Michael L. McCleary	600,000	896,699	(4)
Maarten O. Jager	—	—
William J. Naylon	720,000	1,391,204	(5)
Francisco Velasco	660,000	730,351	(6)
John Hildebrandt	568,800	716,741	(7)
(1)

Under the Named Executive Officer’s employment agreement, in the event of his or her termination other than for cause, death or disability, he or she will be entitled to payment of an amount equal to one times base salary then in effect, payable in 24 equal installments over a period of 12 months, plus a bonus for the fiscal year of the Company in which the termination occurs, prorated for the portion of such fiscal year that he or she is employed by the Company. The amount of the bonus, prior to proration, shall be contingent on attainment of the relevant annual bonus plan performance goals for the year.

(2)

Under the terms of our equity incentive award plans, vesting of all restricted stock awards, restricted stock units and performance stock units for which at least one of the performance criteria have been met will accelerate upon a change in control.

(3)

Includes 14,345 performance stock units, valued for purposes of this table at $943,184, the vesting of which will accelerate upon a change in control only if one of the performance criteria has been met prior to the change in control.

(4)

Includes 2,736 performance stock units, valued for purposes of this table at $179,892, the vesting of which will accelerate upon a change in control only if one of the performance criteria has been met prior to the change in control.

(5)

Includes 5,436 performance stock units, valued for purposes of this table at $357,417, the vesting of which will accelerate upon a change in control only if one of the performance criteria has been met prior to the change in control.

(6)

Includes 3,972 performance stock units, valued for purposes of this table at $261,159, the vesting of which will accelerate upon a change in control only if one of the performance criteria has been met prior to the change in control.

(7)

Includes 1,561 performance stock units, valued for purposes of this table at $102,636, the vesting of which will accelerate upon a change in control only if one of the performance criteria has been met prior to the change in control.

PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement	43

Executive and Director Compensation (continued)

Director Compensation

Each non-employee director other than Mr. Price receives an annual retainer of $45,000 per year for serving on the Board of Directors. Mr. Price does not receive compensation for service as Chairman of the Board or as a member of any committee. Mr. Lynn receives additional compensation of $35,000 for service as Vice Chairman of the Board. The table set forth below describes additional compensation paid to directors for service as chairmen or members of committees.

Committee	Chair	Member
Audit	$45,000	$15,000
Compensation	25,000	10,000
Nominating/Corporate Governance	15,000	5,000
Finance	25,000	10,000
Real Estate	N/A	5,000
Executive	N/A	5,000
Digital Transformation	50,000	5,000

Effective February 6, 2020, the Board of Directors granted to each non-employee director other than Mr. Price an award of restricted stock units under the 2013 Plan, with dividend equivalents thereon, covering a number of shares having a value equal to $80,000 minus the value of RSUs vesting during the one-year vesting period of the new grants (based on the value at the time such awards were granted). To determine the number of shares covered by the new grants, the Board of Directors divided the dollar value of the award to be granted by the 30-trading-day average of the Company’s stock price prior to the grants. These awards will vest in full on January 31, 2021 or the date of the Company’s next annual meeting of stockholders, whichever is sooner, subject to the non-employee director’s continued service on the Board of Directors on such vesting date. The vesting of all restricted stock units accelerates automatically upon a change in control.

Directors also receive reimbursement for travel expenses incurred in connection with their duties as directors.

The following table sets forth a summary of the compensation we paid or was earned by our non-employee directors in the fiscal year ended August 31, 2020.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Jeffrey Fisher	$21,282	$107,190	$1,189	$129,661
Gordon Hanson	38,854	94,572	1,049	134,476
Beatriz V. Infante	92,865	94,572	1,049	188,487
Leon C. Janks	101,121	94,572	1,049	196,742
Mitchell G. Lynn	43,415	94,572	1,049	139,036
Gary Malino	48,621	94,572	1,049	144,242
Robert Price(4)	—	—	—	—
Edgar Zurcher	32,110	94,572	1,049	127,731
(1)	Represents the aggregate grant date fair value of the restricted stock unit award granted to the director on January 30, 2020 calculated in accordance with ASC 718.
(2)

The aggregate number of restricted stock unit awards outstanding at the end of fiscal year 2020 for each of the directors was as follows: Jeffrey Fisher 1,699; Gordon Hanson, 1,499; Beatriz Infante, 1,499; Leon C. Janks, 1,499; Mitchell G. Lynn, 1,499; Gary Malino, 1,499; and Edgar Zurcher, 1,499.

(3)	Represents the amount paid to the director pursuant to dividend equivalents on such director’s unvested restricted stock units.
(4)	Effective May 1, 2012, Mr. Price declined further compensation for his services as a director.

44	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Executive and Director Compensation (continued)

Risk Assessment

Management assessed the Company’s compensation program for the purpose of reviewing and considering any risks presented by the Company’s compensation policies and practices that are likely to have a material adverse effect on the Company.

As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, annual cash incentive awards and long-term equity compensation. Management’s risk assessment included a review of the overall design of each primary element of our compensation program and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to the Company.

Management also noted that we have adopted stock ownership guidelines for our executives and non-employee directors. Management believes the adoption of such guidelines further aligns the interests of our Chief Executive Officer, our other executive officers and our Board of Directors with those of our stockholders. Management also noted that the adoption of the Company’s Compensation Recoupment Policy provides the Compensation Committee with broad discretion to recoup certain incentive awards made to the Company’s executive officers in instances of material violations of law or a written Company policy by an executive officer or by a subordinate employee if the executive failed to supervise the subordinate, if the misconduct caused significant financial or reputational harm to the Company.

Following the assessment, management determined that the Company’s compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on the Company and reported the results of the assessment to the Compensation Committee.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of all our employees and the annual total compensation of our Chief Executive Officer, Sherry Bahrambeygui. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For fiscal year 2020, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our Company (other than our current Chief Executive Officer) was $9,491; and

•	the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table set forth above, was $6,246,076.

Based on this information, for fiscal year 2020, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees is estimated to be 658 to 1.

To identify the median of the annual total compensation of all our employees and determine the annual total compensation of our median employee and the annual total compensation of our Chief Executive Officer, we took the following steps:

1.	We identified the median employee using our employee population on August 31, 2018, the last day of fiscal year 2018. This population consisted of full-time employees and part-time employees.

2.

To identify the “median employee” from our employee population, we first determined the amount of each employee’s gross earnings (i.e., sum of base pay, cash bonus and equity compensation) as reflected in our payroll records for fiscal year 2018. We then identified our median employee from our employee population using this compensation measure, which was consistently applied to all our employees included in the calculation.

PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement	45

Executive and Director Compensation (continued)

3.

Our median employee is a full-time merchandise stocker in one of our Trinidad warehouse clubs. We are required to identify the median employee only once every three years and calculate total compensation for that employee each year. For purposes of this year’s calculation, we used the fiscal 2020 compensation earned by the median employee we identified for fiscal year 2018 because there has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure.

4.

We combined all of the elements of our median employee’s compensation for fiscal year 2020, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $9,491.

5.

With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our Summary Compensation Table for fiscal year 2020 for our Chief Executive Officer.

46	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Equity Compensation Plan Information

The following table sets forth the number and weighted-average exercise price of securities to be issued upon exercise or vesting of outstanding options, restricted stock units, warrants and rights, and the number of securities remaining available for future issuance under all of our equity compensation plans, at August 31, 2020. For more information regarding the Company’s equity compensation plans, please see “Compensation Discussion and Analysis—Equity Incentive Plans” above.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders
Options	—	N/A	—	(1)
Restricted stock, RSUs and PSUs	415,869	N/A	297,336
Equity compensation plans not approved by security holders	—	—	—

Total	415,869		297,336
(1)

Although the Company does not currently award options, the shares available for future issuance under the Company’s 2013 Equity Incentive Award Plan could be awarded as options, restricted stock, restricted stock units or other forms of equity incentive awards specified in the plan.

PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement	47

Certain Transactions

Review and Approval of Related-Party Transactions

As set forth in the Audit Committee charter, the members of the Audit Committee, all of whom are independent directors, review and approve related-party transactions for which such approval is required under applicable law, including Securities and Exchange Commission and Nasdaq rules. In the course of its review and approval or ratification of a disclosable related-party transaction, the Audit Committee may consider:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters the Audit Committee deems appropriate.

Related Party Transactions

Relationships with Edgar Zurcher. Mr. Zurcher, a member of the Company’s Board of Directors, is also a director of a company that owns 40% of Payless ShoeSource Holdings, Ltd., which rents retail space from the Company. The Company recorded approximately $1.5 million in rental income for this space during the fiscal year ended August 31, 2020. Additionally, Mr. Zurcher is a director of Molinos de Costa Rica S.A. The Company paid approximately $1.1 million for products purchased from this entity during the fiscal years ended August 31, 2020. Also, Mr. Zurcher was formerly a director of Roma Prince S.A. The Company purchased products from this entity for approximately $1.1 million for the year ended August 31, 2020.

Relationships with Price Family Charitable Organizations. During the year ended August 31, 2020, the Company sold approximately $525,000 of supplies to Price Philanthropies Foundation. Robert Price, Chairman of the Company’s Board of Directors, is the Chairman of the Board and President of the Price Philanthropies Foundation. Sherry S. Bahrambeygui, a director and the Chief Executive Officer of the Company, serves as Vice President and Vice Chairman of the Board of the Price Philanthropies Foundation. Jeffrey R. Fisher, a director of the Company, serves as the Chief Financial Officer and as a director of the Board of the Price Philanthropies Foundation.

48	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Proposal 2   Approval of the Compensation of the Named Executive Officers

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, the Company’s stockholders are entitled to vote at the Annual Meeting to provide advisory approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or our Board of Directors.

Although the vote is non-binding, our Compensation Committee and Board of Directors appreciate the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to achieve growth in stockholder value. We urge stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The Compensation Committee and the Board of Directors believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask that our stockholders vote “For” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR the approval of the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise on the accompanying Proxy.

PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement	49

Proposal 3   Approval of an Amendment to Increase the Number of Shares of Common Stock Available for the Grant of Awards Under the 2013 Equity Incentive Award Plan, as Amended

We are asking our stockholders to approve an amendment to our 2013 Equity Incentive Plan, as amended (referred to in this Proxy Statement as the “2013 Plan”), to increase the number of shares of Common Stock available for the grant of awards under the 2013 Plan by 500,000 shares, representing approximately 1.6% of our shares of Common Stock outstanding as of November 30, 2020. We believe equity compensation is a critical tool for employee motivation and retention. We are proposing the share increase to enable us to continue offering effective equity compensation to our employees. The 2013 Plan, as amended and restated to incorporate all amendments, including the proposed amendment, is attached to this Proxy Statement as Appendix B.

Our Board of Directors approved the proposed amendment to the 2013 Plan in November 2020, subject to stockholder approval. If approved by our stockholders, the amended 2013 Plan will become effective as of February 4, 2021.

Approval of the proposed amendment to the 2013 Plan requires that the holders of a majority of the shares having voting power present in person or represented by proxy and voting on such matter at the Annual Meeting vote “For” this Proposal 3. Abstentions and broker non-votes will not be counted as either votes cast “For” or “Against” Proposal 3 and have no effect on the vote for this Proposal 3.

Prior to January 22, 2013, the Company had three active Equity Incentive Plans. On January 22, 2013, the Company adopted the 2013 Equity Incentive Award Plan and agreed not to issue any additional awards under prior plans.

Purpose and Background

The primary goal of the amendment to our 2013 Plan is to provide us with a sufficient reserve of Common Stock to offer appropriate incentives to our employees. Our equity program is a key component of our strategy to attract and retain key individuals, and the share requirements of our equity program have grown with our company. Accordingly, we strongly believe that amending the 2013 Plan is important to our future success.

If our stockholders approve the proposed amendment to the 2013 Plan, we would expect to have a sufficient number of shares of Common Stock available for issuance under the 2013 Plan to continue to provide equity-based incentive compensation through at least fiscal 2023. The average rate at which shares were granted over the past three years as a percentage of average shares outstanding in those same years was 0.65%. If our stockholders do not approve the 2013 Plan, as proposed to be amended, we may not have sufficient shares of Common Stock available for issuance under the 2013 Plan to fully execute our equity compensation program beyond fiscal 2021. We believe that such a lack of available equity would materially limit our ability to attract, retain and motivate individuals integral to achieving our business goals and objectives and place us at a competitive disadvantage.

Each year, the Compensation Committee of our Board of Directors and our management review our overall compensation strategy and determine the allocations of cash and equity compensation in light of our pay for performance philosophy. We continue to believe that equity compensation is critical in motivating key employees and that it effectively aligns employee compensation with stockholder interests. On January 22, 2013, the Company adopted the 2013 Plan and agreed not to issue any additional awards under prior plans. The 2013 Plan is the sole available plan for granting discretionary equity compensation to our employees. If the amended 2013 Plan is not approved and we are unable to grant equity compensation in the future, we may need to consider other compensation alternatives, such as increasing cash compensation.

50	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Proposal 3   Approval of an Amendment to Increase the Number of Shares of Common Stock Available for the Grant of Awards Under the 2013 Equity Incentive Award Plan, as Amended (continued)

While we do not have a specific plan for the use of the current or proposed shares available for grants, the Compensation Committee and the full Board of Directors from time to time makes awards to executives, employees, consultants and directors, consistent with our overall compensation program. The Compensation Committee considered the past grants of stock awards in recommending this increase to our Board of Directors. The amount and timing for future grants is not currently known.

In addition to utilizing competitive market data as described herein relative to determining our Named Executive Officers’ compensation program and compensation levels, the Compensation Committee received information from its independent compensation consultant indicating that the total number of shares available for grants (inclusive of the proposed new 500,000 shares) as a percentage of the total number of shares outstanding for the Company was below that of its peer companies identified above under “—Compensation Discussion and Analysis—Peer Group.” This information was considered by the Compensation Committee and our Board of Directors in their determination that the amount of share increase was not excessive.

We recognize that equity awards dilute existing stockholders. In reaching our conclusion as to the appropriate number of shares of Common Stock to seek to add to the 2013 Plan in this proposal, we reviewed, among other things, our burn rate. Burn rate measures how rapidly a company is depleting its shares reserved for equity compensation and is commonly used by investors and proxy advisory firms to evaluate proposals relating to equity compensation plans.

Our average burn rate over the three years ended August 31, 2020 (calculated as option and restricted stock/restricted stock units granted under the 2013 Plan, divided by our Common Stock issued and outstanding) is approximately 0.65%.

Our average burn rate over the three years ended August 31, 2020 is generally consistent with similarly sized companies in our industry and is below the industry benchmark published by a major proxy advisory firm indicating an excessive burn rate.

The potential dilution resulting from issuing the aggregate number of shares of Common Stock that would be available for issuance under the 2013 Plan upon approval of this proposal (i.e., the approximately 212,380 shares currently remaining for issuance plus the additional 500,000 shares requested for issuance) and taking into account outstanding awards, would be 2.3% on a fully diluted basis.

For more information concerning the number of shares of Common Stock available for issuance under the 2013 Plan and the outstanding awards under the 2013 Plan and its predecessor plans, see “—Description of the 2013 Plan” and “EXECUTIVE OFFICER AND DIRECTOR COMPENSATION—Executive Compensation—Equity Incentive Plans on pages 53 and 39 of this Proxy Statement, respectively.

Key Features of the 2013 Plan

We note that our 2013 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:

•

Stockholder approval required for additional shares. The 2013 Plan does not contain an annual “evergreen” provision that provides for automatic increases of shares on an ongoing basis. The 2013 Plan instead authorizes a fixed number of shares, and stockholder approval is required for any increase in the number of shares.

•

No discounted stock options or stock appreciation rights. The 2013 Plan requires that stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our Common Stock on the date of grant.

PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement	51

Proposal 3   Approval of an Amendment to Increase the Number of Shares of Common Stock Available for the Grant of Awards Under the 2013 Equity Incentive Award Plan, as Amended (continued)

•

Repricing not allowed. The 2013 Plan expressly prohibits the repricing of equity awards—including the cancellation and re-grant of outstanding equity awards—without prior stockholder approval. The 2013 Plan also expressly prohibits us from buying out stock options whose exercise price exceeds the fair market value of our Common Stock, often referred to as underwater options, for cash, without stockholder approval.

•	Ten-year term. All stock options and stock appreciation rights granted under the 2013 Plan have a term of no more than ten years, thereby limiting the potential for unproductive overhang.

•

Limitations on Dividends and Dividend Equivalents. As determined by our Board of Directors, dividends and dividend equivalent rights may accrue with respect to awards other than stock options or stock appreciation rights granted under the 2013 Plan, but to the extent that any awards are subject to performance vesting, no dividends or dividend equivalents may be paid out or settled unless and until, and then only to the extent that, the applicable underlying award vests. Further, neither stock options nor stock appreciation rights granted under the 2013 Plan may provide for any dividends or dividend equivalents thereon.

New Plan Benefits and Historical Grant Information

No awards have been granted or promised with respect to the additional 500,000 shares requested. Awards under our 2013 Plan are made at the discretion of our Board of Directors or the Compensation Committee and are therefore not determinable at this time. The following tables set forth detailed information about our historical equity compensation practices.

Since the adoption of the 2013 Plan, we have granted restricted stock units, restricted stock awards and performance stock units. As of the November 30, 2020, there were (i) 314,120 outstanding unvested restricted stock awards, (ii) 116,250 outstanding restricted stock units, and (ii) 56,813 outstanding performance stock units under the 2013 Plan. The following table sets forth all Awards granted to each of our Named Executive Officers and the groups identified below since the adoption of the 2013 Plan through November 30, 2020. Amounts in the table represent awards only and do not take into any subsequent forfeitures, terminations, cancelations or repurchases of awards.

Name and Principal Position	Restricted Stock Awards	Restricted Stock Units	Performance Stock Units
Sherry Bahrambeygui	139,398	—	33,560
—Chief Executive Officer and President
Michael McCleary	16,066	—	3,942
—Executive Vice President and Chief Financial Officer
Maarten O. Jager	38,092	—	7,455
—Executive Vice President and Chief Financial Officer
William J. Naylon	49,200	—	9,271
—Executive Vice President and Chief Operating Officer
Francisco Velasco	25,493	—	7,028
—Executive Vice President, Secretary and General Counsel
John Hildebrandt	20,231	—	2,842
—Executive Vice President
All executive officers as a group (12 persons)	353,812	37,346	78,482
All directors who are not executive officers as a group (8 persons)	—	31,362	—
All employees, including all current officers who are not executive officers, as a group	419,472	131,427	25,693

52	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Proposal 3   Approval of an Amendment to Increase the Number of Shares of Common Stock Available for the Grant of Awards Under the 2013 Equity Incentive Award Plan, as Amended (continued)

Description of the 2013 Plan

General

Equity-based compensation has been an important component of our compensation programs. The Compensation Committee of the Board of Directors believes that our capacity to grant equity-based compensation has been a significant factor in our ability to achieve our growth objectives and enhance stockholder value. The 2013 Plan was originally adopted on January 22, 2013. The principal features of the 2013 Plan, as amended, are summarized below, but the summary is qualified in its entirety by reference to the 2013 Plan itself.

Purpose

The purpose of the 2013 Plan is to promote our success by linking the individual interests of our employees and other service providers to those of our stockholders and by providing such individuals with an incentive for outstanding performance to enhance returns to our stockholders. The 2013 Plan is further intended to provide the Company flexibility in our ability to motivate, attract, and retain the services of our employees and other service providers upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent.

Size of the Share Pool

Under the 2013 Plan, as of November 30, 2020, there were 314,120 shares of Common Stock subject to outstanding unvested restricted stock awards, 116,250 shares subject to outstanding restricted stock units, and 56,813 shares subject to outstanding performance stock units, and 212,380 shares of Common Stock were available for future grants. The number of shares reserved for issuance under the 2013 Plan will be increased during the term of the 2013 Plan by the number of shares relating to awards outstanding under the 2013 Plan or any of the Prior Plans (as defined below) that expire, or are forfeited, terminated, cancelled or repurchased, or are settled in cash in lieu of shares. For more information regarding the shares available for issuance under the 2013 Plan see “—Shares Available and Limitations on Awards” below. “Prior Plans” means, collectively, The 1998 Equity Participation Plan of PriceSmart, Inc., The 2001 Equity Participation Plan of PriceSmart, Inc. and The 2002 Equity Participation Plan of PriceSmart, Inc.

Compensation and Governance Best Practices

The 2013 Plan reflects a broad range of compensation and governance best practices, with some of the key features of the 2013 Plan as follows:

•

Limitations on Grants. The maximum number of shares of our Common Stock that may be subject to one or more awards granted to any participant pursuant to the 2013 Plan during any fiscal year is 150,000. However, this number may be adjusted to take into account equity restructurings and certain other corporate transactions as described below. The maximum amount that may be paid in cash to any participant during any fiscal year pursuant to awards granted under the 2013 Plan is $5,000,000.

•

No Repricing or Replacement of Options or Stock Appreciation Rights. The 2013 Plan prohibits, without stockholder approval: (1) the amendment of options or stock appreciation rights to reduce the exercise price, and (2) the replacement of an option or stock appreciation right with cash or any other award when the price per share of the option or stock appreciation right exceeds the fair market value of the underlying shares, except with respect to any Substitute Award (as defined in “Shares Available and Limitations on Awards” below).

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Proposal 3   Approval of an Amendment to Increase the Number of Shares of Common Stock Available for the Grant of Awards Under the 2013 Equity Incentive Award Plan, as Amended (continued)

•

No In-the-Money Option or Stock Appreciation Right Grants. The 2013 Plan prohibits the grant of options or stock appreciation rights with an exercise or base price less than 100% of the fair market value of our Common Stock on the date of grant.

•

Independent Administration. The Compensation Committee of the Board of Directors administers the 2013 Plan, and only the Compensation Committee may make grants of awards to persons who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and persons who are “covered employees” within the meaning of Section 162(m) of the Code. The Compensation Committee may delegate certain of its duties and authorities to a subcommittee for awards to certain non-executive employees.

Administration

The 2013 Plan is administered by the Compensation Committee of the Board of Directors, which may delegate its duties and responsibilities to subcommittees of our directors and/or officers for awards to certain non-executive employees, subject to certain limitations that may be imposed under applicable law or regulation, including Section 162(m) of the Code, Section 16 of the Exchange Act, and/or stock exchange rules, as applicable. The full Board of Directors administers the 2013 Plan with respect to awards to non-employee directors. The Compensation Committee, or the Board of Directors, as applicable, is referred to as the “Administrator” of the 2013 Plan. The Administrator has the authority to grant and set the terms of all awards under, make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2013 Plan, subject to its express terms and conditions.

Eligibility

All of our employees and consultants, and employees and consultants of our subsidiaries and affiliates, and members of the Board of Directors, are eligible to receive awards under the Plan. As of November 30, 2020, the persons who are eligible to participate in the 2013 Plan were seven non-employee directors (excluding our Chairman who does not accept compensation for his service), approximately 9,783 employees and approximately 15 consultants of the Company and its subsidiaries and affiliates.

Shares Available and Limitations on Awards

As amended, the 2013 Plan would authorize the issuance of an aggregate number of shares of our Common Stock equal to the sum of (1) 1,100,000 shares, plus (2) any shares of our Common Stock that are available for issuance under the Prior Plans as of the effective date of the 2013 Plan, plus (3) any shares of our Common Stock that are subject to awards under the Prior Plans as of the effective date of the 2013 Plan that become available for future grants of awards under the 2013 Plan pursuant to its terms following the effective date of the 2013 Plan. The number of shares reserved for issuance under the 2013 Plan increases during the term of the 2013 Plan by the number of shares relating to awards outstanding under the 2013 Plan or any of the Prior Plans that expire, or are forfeited, terminated, cancelled or repurchased, or are settled in cash in lieu of shares; however, in no event will more than an aggregate of 2,031,818 shares of our Common Stock be issued under the 2013 Plan. As of November 30, 2020, the 2013 Plan (prior to taking into account the proposed amendment) provided for the issuance of up to 939,557 shares (including shares originally authorized for issuance under the Prior Plans), with 487,183 shares subject to outstanding and unvested restricted stock awards, restricted stock units and performance stock units and 212,380 shares remaining available for future grants.

If (1) any award under the 2013 Plan or the Prior Plans is forfeited or expires or such award is settled for cash, (2) any shares subject to an award under the 2013 Plan or the Prior Plans are forfeited by the holder or repurchased by us, (3) any shares are

54	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Proposal 3   Approval of an Amendment to Increase the Number of Shares of Common Stock Available for the Grant of Awards Under the 2013 Equity Incentive Award Plan, as Amended (continued)

tendered or withheld to satisfy the grant or exercise price or any tax withholding obligation with respect to an award under the 2013 Plan or the Prior Plans, or (4) any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on its exercise, then the shares subject to such award may, to the extent of such forfeiture, expiration, cash settlement, repurchase, tender or withholding, be used again for new grants under the 2013 Plan. An award of dividend equivalents providing for cash payments in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2013 Plan.

Awards granted under the 2013 Plan by the Company upon the assumption of, or in substitution for, outstanding equity awards previously granted by another company or entity in connection with a corporate transaction between the Company and such company or entity, such as a merger, combination, consolidation or acquisition of property or stock (but not awards made in connection with the cancellation and repricing of an option or stock appreciation right), each a “Substitute Award,” will not reduce the shares authorized for grant under the 2013 Plan. Additionally, in the event that a company acquired by the Company or any of its subsidiaries or affiliates or with which we or any of our subsidiaries or affiliates combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan may be used for awards under the 2013 Plan and will not reduce the shares authorized for grant under the 2013 Plan, absent the acquisition or combination, and will be made only to individuals who were not employed by or providing services to the Company or any of its subsidiaries or affiliates immediately prior to such acquisition or combination.

The shares of our Common Stock covered by the 2013 Plan may be shares in treasury, authorized but unissued shares, or shares purchased in the open market.

Awards

The 2013 Plan provides for the grant of ISOs, non-qualified stock options, stock appreciation rights, restricted stock units, restricted stock, performance awards, dividend equivalents, and stock payments.

Stock options, including ISOs, as defined under Section 422 of the Code, and non-qualified stock options may be granted pursuant to the 2013 Plan. Only our employees may be granted ISOs under the 2013 Plan. The option exercise price of all stock options granted pursuant to the 2013 Plan will not be less than 100% of the fair market value of our Common Stock on the date of grant. In general, the fair market value shall be the closing sales price for a share of our Common Stock as quoted on the principal securities market on which shares of our Common Stock are traded on the trading day preceding the date of grant. Stock options may vest and become exercisable as determined by the Administrator, but in no event may a stock option have a term extending beyond the tenth anniversary of the date of grant. ISOs granted to any person who owns, as of the date of grant, stock possessing more than ten percent of the total combined voting power of all classes of our stock, however, shall have an exercise price that is not less than 110% of the fair market value of our Common Stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be ISOs are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as Section 422 of the Code provides. Generally, an option may be exercised only while such person remains an employee or non-employee director of the Company or one of our subsidiaries or affiliates or for a specified period of time (up to the remainder of the award term) following the holder’s termination of service with the Company or one of its subsidiaries or affiliates.

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Proposal 3   Approval of an Amendment to Increase the Number of Shares of Common Stock Available for the Grant of Awards Under the 2013 Equity Incentive Award Plan, as Amended (continued)

Stock appreciation rights may be granted pursuant to the 2013 Plan. A stock appreciation right entitles its holder, upon exercise of all or a portion of the stock appreciation right, to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise or base price per share of the stock appreciation right from the fair market value at the time of exercise of the stock appreciation right by the number of shares with respect to which the stock appreciation right has been exercised, subject to any limitations imposed by the Administrator. The exercise or base price per share subject to a stock appreciation right will be set by the Administrator, but may not be less than 100% of the fair market value on the date the stock appreciation right is granted. The Administrator determines the period during which the right to exercise the stock appreciation right vests in the holder, but in no event may a stock appreciation right have a term extending beyond the tenth anniversary of the date of grant. Payment pursuant to the stock appreciation right awards may be in cash, shares, or a combination of both, as determined by the Administrator. Generally, a stock appreciation right may be exercised only while such person remains an employee or non-employee director of the Company or one of our subsidiaries or affiliates or for a specified period of time (up to the remainder of the award term) following the holder’s termination of service with the Company or one of our subsidiaries or affiliates.

Restricted stock units may be granted pursuant to the 2013 Plan. A restricted stock unit award provides for the issuance of our Common Stock at a future date upon the satisfaction of specific conditions set forth in the applicable award agreement. The Administrator will specify the dates on which the restricted stock units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on achieving one or more of the performance criteria listed below, or other specific criteria, including service to the Company or any of its subsidiaries or affiliates. Restricted stock units generally will be forfeited, and the underlying shares of our Common Stock will not be issued, if the applicable vesting conditions are not met. The Administrator will specify, or permit the restricted stock unit holder to elect, the conditions and dates upon which the shares underlying the vested restricted stock units will be issued (subject to compliance with the deferred compensation requirements of Section 409A of the Code). Restricted stock units may be paid in cash, shares, or both, as determined by the Administrator. Restricted stock units may constitute, or provide for a deferral of, compensation subject to Section 409A of the Code, and there may be certain tax consequences if the requirements of Section 409A of the Code are not met.

Restricted stock may be granted pursuant to the 2013 Plan. A restricted stock award is the grant of shares of our Common Stock at a price determined by the Administrator, if any, to be paid by the holder to the Company with respect to any restricted stock award, with cash, services or any other consideration that the Administrator deems acceptable, subject to the requirements of law. Restricted stock generally may be repurchased by the Company at the original purchase price (or less), if any, or forfeited, if the vesting conditions and other restrictions are not met. Conditions may be based on continuing service to the Company or any of its subsidiaries or affiliates or achieving one or more of the performance criteria listed below, or other specific criteria. During the period of restriction, participants holding shares of restricted stock have full voting and dividend rights with respect to such shares unless otherwise provided by the Administrator. In addition, with respect to a share of restricted stock with performance-based vesting, dividends that are paid prior to vesting shall be paid out only to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of restricted stock vests unless otherwise provided by the Administrator.

Dividend equivalents may be granted pursuant to the 2013 Plan, except that no dividend equivalents may be payable with respect to options or stock appreciation rights pursuant to the 2013 Plan. A dividend equivalent is the right to receive the equivalent value of dividends paid on shares of the Company’s Common Stock. Dividend equivalents may be granted by the Administrator resulting in a cash payment at or about the time a dividend payment is paid to stockholders. Dividend equivalents

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Proposal 3   Approval of an Amendment to Increase the Number of Shares of Common Stock Available for the Grant of Awards Under the 2013 Equity Incentive Award Plan, as Amended (continued)

with respect to an award with performance-based vesting that are based on dividends paid prior to vesting shall be paid out only to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests unless otherwise provided by the Administrator.

Stock payments may be granted pursuant to the 2013 Plan. A stock payment is a payment in the form of shares of the Company’s Common Stock. The number or value of shares of any stock payment will be determined by the Administrator and may be based on continuing service with the Company or any of its subsidiaries or affiliates or achieving one or more of the performance criteria listed below, or other specific criteria determined by the Administrator. Except as otherwise determined by the Administrator, shares underlying a stock payment that is subject to a vesting schedule or other conditions set by the Administrator will not be issued until those conditions have been satisfied. Stock payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.

Payment Methods

The Administrator will determine the methods by which payments by any award holder with respect to any awards granted under the 2013 Plan may be paid and the form of such payment, including, without limitation: (1) cash or check; (2) shares of the Company’s Common Stock issuable pursuant to the award or held for such period of time as may be required by the Administrator to avoid adverse accounting consequences and having a fair market value at the time of delivery equal to the aggregate payments required; (3) other property acceptable to the Administrator (including through the delivery of a notice that the award holder has placed a market sell order with a broker with respect to shares of the Company’s Common Stock then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale); or (4) any other form of legal consideration acceptable to the Administrator. However, no participant who is a member of the Board of Directors or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to make payment with respect to any awards granted under the 2013 Plan, or continue any extension of credit with respect to such payment, in any method that would violate the prohibitions on loans made or arranged by the Company as set forth in Section 13(k) of the Exchange Act. Only whole shares of Common Stock may be purchased or issued pursuant to an award.

Transferability

Except as otherwise provided by the Administrator in accordance with the Plan, no award under the 2013 Plan may be transferred other than by will or the laws of descent and distribution, or, subject to the consent of the Administrator, pursuant to a domestic relations order. No award shall be liable for the debts or contracts of the holder or his successors in interest or shall be subject to disposition by any legal or equitable proceedings. During the lifetime of the holder of an award granted under the 2013 Plan, unless it has been disposed of pursuant to a domestic relations order, only such holder may exercise such award. After the holder’s death, any exercisable portion of an award may be exercised by his personal representative or any person empowered to do so under such holder’s will or the then-applicable laws of descent and distribution until such portion becomes unexercisable under the 2013 Plan or the applicable award agreement.

Forfeiture, Recoupment and Clawback Provisions

Pursuant to its general authority to determine the terms and conditions applicable to awards under the 2013 Plan, the Administrator shall have the right to provide, in an award agreement or otherwise, that an award shall be subject to the

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Proposal 3   Approval of an Amendment to Increase the Number of Shares of Common Stock Available for the Grant of Awards Under the 2013 Equity Incentive Award Plan, as Amended (continued)

provisions of any recoupment or clawback policies implemented by the Company, including, without limitation, any recoupment or clawback policies adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

Adjustment Provisions

If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of the Company’s assets to stockholders, or any other change affecting the shares of the Company’s Common Stock or the share price of the Company’s Common Stock other than an equity restructuring (as defined in the 2013 Plan), the Administrator will make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such change with respect to (1) the aggregate number and type of shares that may be issued under the 2013 Plan (including, but not limited to, adjustments of the number of shares available under the plan and the maximum number of shares that may be subject to one or more awards to a participant pursuant to the 2013 Plan during any fiscal year), (2) the number and kind of shares, or other securities or property, subject to outstanding awards, (3) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), and (4) the grant or exercise price per share for any outstanding awards under the 2013 Plan. If there is any equity restructuring, (1) the number and type of securities subject to each outstanding award and the grant or exercise price per share for each outstanding award, if applicable, will be proportionately adjusted, and (2) the Administrator will make proportionate adjustments to reflect such equity restructuring with respect to the aggregate number and type of shares that may be issued under the 2013 Plan (including, but not limited to, adjustments of the number of shares available under the plan and the maximum number of shares that may be subject to one or more awards to a participant pursuant to the plan during any fiscal year). Adjustments in the event of an equity restructuring will not be discretionary. Any adjustment affecting an award intended to qualify as performance-based compensation will be made consistent with the requirements of Section 162(m) of the Code and the regulations thereunder. The Administrator also has the authority under the 2013 Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction, including provision for the cash-out, termination, assumption or substitution of such awards.

Change in Control

The 2013 Plan provides that in the event of a “Change in Control” or a “Corporate Transaction,” each as defined in the 2013 Plan, each outstanding award shall, immediately prior to the effective date of the Change in Control or Corporate Transaction, automatically become fully vested, exercisable or payable, as applicable, for all of the shares of Common Stock at the time subject to such award and, as applicable, may be exercised for any or all of those shares as fully vested shares of Common Stock, subject to prior achievement of vesting criteria in the case of performance stock units.

Death or Disability

Pursuant to a July 2019 amendment to the 2013 Plan, in the event of termination of a plan participant’s service as a result of death or “disability,” any equity awards granted to such participant will, to the extent then unvested, automatically become fully vested, exercisable or payable, as applicable, for all of the shares of Common Stock at the time subject to such award and, as applicable, may be exercised for any or all of those shares as fully vested shares of Common Stock, subject to prior achievement of vesting criteria in the case of performance stock units.

58	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Proposal 3   Approval of an Amendment to Increase the Number of Shares of Common Stock Available for the Grant of Awards Under the 2013 Equity Incentive Award Plan, as Amended (continued)

Amendment and Termination; Repricing Without Stockholder Approval Prohibited

The Administrator may terminate, amend or modify the 2013 Plan at any time; however, except to the extent permitted by the 2013 Plan in connection with certain changes in capital structure, stockholder approval must be obtained for any amendment to (1) increase the number of shares available under the 2013 Plan, (2) reduce the per-share exercise price of the shares subject to any option or stock appreciation right below the per-share exercise price as of the date the option or stock appreciation right was granted, and (3) cancel any option or stock appreciation right in exchange for cash or another award when the option or stock appreciation right price per share exceeds the fair market value of the underlying shares, except with respect to any Substitute Award. No ISO may be granted under the 2013 Plan after the tenth anniversary of the effective date of the plan.

Federal Income Tax Consequences

The following is a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted to U.S. taxpayers under the 2013 Plan. Tax consequences for any particular individual may be different.

If an optionee is granted a non-qualified stock option under the 2013 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to (1) the fair market value of a share of the Company’s Common Stock at such time, less the exercise price paid, multiplied by (2) the number of shares subject to the option being exercised. The optionee’s basis in the Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of the Company’s Common Stock at the time the optionee exercises such option. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company or its subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

A participant receiving ISOs under the 2013 Plan will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the Company’s Common Stock received over the exercise or base price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value at the time of sale and the exercise or base price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs, and the tax consequences described for non-qualified stock options will apply.

The current federal income tax consequences of other awards authorized under the 2013 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as non-qualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); restricted stock units, stock-based performance awards, dividend equivalents and other types of awards generally are subject to tax at the time of payment based on the fair market value of the award at such time. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company generally will have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

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Proposal 3   Approval of an Amendment to Increase the Number of Shares of Common Stock Available for the Grant of Awards Under the 2013 Equity Incentive Award Plan, as Amended (continued)

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the 2013 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year with respect to such covered employee.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR the approval of the 2013 Equity Incentive Award Plan, as amended. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise on the accompanying Proxy.

60	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Proposal 4   Ratification of Selection of Independent Registered Public Accounting Firm

Subject to ratification by the stockholders at the Annual Meeting, the Board, upon recommendation of the Audit Committee, has selected Ernst & Young LLP (“EY”) to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending August 31, 2021. EY has issued its reports, included in the Company’s Form 10-K, on the audited consolidated financial statements of the Company and internal control over financial reporting for the fiscal year ended August 31, 2020. EY has served the Company as independent auditors since the Company’s spin-off from Price Enterprises, Inc. in 1997. Representatives of EY are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Stockholders are not required to ratify the appointment of EY as our independent registered public accounting firm. However, we are submitting the appointment of EY to the stockholders for ratification as a matter of good corporate practice. If you fail to ratify the appointment, the Board of Directors and the Audit Committee will reconsider whether or not to retain EY. Even if the appointment is ratified, the Board of Directors and the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Independent Registered Public Accounting Firm

The Audit Committee of the Company’s Board of Directors has selected EY to serve as the Company’s independent registered public accounting firm for the 2021 fiscal year, subject to the Company and EY agreeing on a mutually acceptable engagement letter. Representatives of EY are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit and non-audit fees. The aggregate fees billed to the Company by EY, the Company’s independent registered public accounting firm, for the indicated services for each of the last two fiscal years were as follows (in thousands):

	2020	2019
Audit Fees(1)	$1,913	$2,203
Audit-Related Fees	—	—
Tax Fees(2)	274	32
All Other Fees(3)	4	11

Total	$2,191	$2,246
(1)	Audit Fees consist of fees for professional services performed by EY for the audit of the Company’s annual financial statements and review of quarterly financial statements.
(2)	Tax Fees consist of fees for professional services performed by EY with respect to tax compliance, tax advice and tax planning.
(3)	All Other Fees consist of license fees for a software tool provided by EY.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accounting Firm

Our Audit Committee has established a policy that generally requires that all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. From the time that the pre-approval requirements became effective, all permissible non-audit services provided by the Company’s independent registered public accounting firm have been pre-approved by the Company’s Audit Committee. Our Audit Committee has considered whether the provision of services under the heading “All Other Fees” is compatible with maintaining the accountants’ independence and determined that it is consistent with such independence.

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Proposal 4   Ratification of Selection of Independent Registered Public Accounting Firm (continued)

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the ratification of the selection of EY as our independent registered public accounting firm. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise on the accompanying Proxy.

62	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

General

Delinquent Section 16 Filings

Under Section 16(a) of the Exchange Act, directors, officers and beneficial owners of 10% or more of the Company’s Common Stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of the Common Stock. Based solely on our review of such forms received by the Company and the written representations of the reporting persons, the Company has determined that no reporting persons known to the Company were delinquent with respect to their reporting obligations as set forth in Section 16(a) of the Exchange Act, except that each of our executive officers other than Mr. McCleary did not timely report on Form 4 one award of restricted stock; Ms. Bahrambeygui did not timely report on Form 4 one transaction involving the Company’s repurchase of shares upon vesting of restricted stock and withholding the amount of the repurchase payment to cover her tax withholding obligations; and Mr. McCleary did not timely report on Form 4 two awards of restricted stock. All of these forms were subsequently filed.

Stockholder Proposals

In order to be included in our proxy statement and form of proxy relating to our Annual Meeting of Stockholders to be held in 2022, proposals of stockholders intended to be presented at that meeting must be received by us no later than August 20, 2021, which is 120 days prior to the first anniversary of the mailing date of this Proxy Statement. These proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for such proposals in order to be included in the proxy statement. Under our Second Amended and Restated Bylaws, a stockholder who wishes to make a proposal at the 2020 Annual Meeting without including the proposal in our proxy statement and form of proxy relating to that meeting must notify us no earlier than October 7, 2021 and no later than November 6, 2021 unless the date of the 2022 annual meeting of stockholders is more than 30 days before or more than 60 days after the one-year anniversary of the 2021 annual meeting. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the board of directors for the 2022 Annual Meeting may exercise discretionary voting power regarding any such proposal.

Annual Report

The Annual Report of the Company for the fiscal year ended August 31, 2020 will be mailed to stockholders of record on or about December 18, 2020. The Annual Report does not constitute, and should not be considered, a part of this Proxy solicitation material.

If any person who was a beneficial owner of Common Stock of the Company on the record date for the Annual Meeting of Stockholders desires additional information, a copy of the Company’s Annual Report on Form 10-K will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of the Company at such date. Requests should be directed to PriceSmart, Inc., 9740 Scranton Road, San Diego, California 92121, Attention: Secretary.

Householding of Proxy Materials

If you share an address with another stockholder, you may receive only one set of proxy materials unless you have provided contrary instructions. The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “house holding,” is designed to reduce duplicate mailings, save significant printing and postage costs, and conserve natural resources. Stockholders will receive only one copy of our proxy statement and annual report if they share an address with another stockholder, have been previously notified of house holding by their broker, bank or other intermediary, and have consented to house holding, either affirmatively or implicitly by not objecting to house holding. If you would like to opt out of this practice for future mailings, and receive separate annual reports and proxy statements for each stockholder sharing the same

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General (continued)

address, please contact your broker, bank or other intermediary. You may also obtain a separate annual report or proxy statement without charge by sending a written request to PriceSmart, Inc., 9740 Scranton Road, San Diego, California 92121, Attention: Secretary or call Investor Relations at (858) 404-8826. We will promptly send additional copies of the annual report or proxy statement upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the annual report or proxy statement can request delivery of a single copy of the annual report or proxy statement by contacting their broker, bank or other intermediary, sending a written request to the Company at the address above or calling Investor Relations at the telephone number above.

Other Matters

The Board of Directors does not know of any matter to be presented at the Annual Meeting which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying Proxy will vote all Proxies in accordance with their best judgment.

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN

THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

Francisco J. Velasco Secretary

Dated: December 18, 2020

64	PriceSmart, Inc. Notice of Annual Meeting of Stockholders and 2020 Proxy Statement

Appendix A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The Compensation Committee selected growth in Adjusted Sales and growth in Adjusted Operating Income as alternative performance measures for annual cash incentive awards and performance stock unit awards for fiscal 2020 because they believe they represent key indicators of the strength of our operating results and incentivize the participants in our annual cash incentive award program to achieve strong revenue and earnings growth. “Adjusted Sales” are defined as total revenues less revenues generated by the legacy businesses of our Aeropost subsidiary. “Adjusted Operating Income” is measured as reported operating income excluding revenues and expenses associated with our Aeropost subsidiary, including its legacy businesses; costs associated with development of PriceSmart.com and other technology development and digital transformation initiatives above and beyond the Company’s standard IT budget; and severance payments. The Compensation Committee determined that such measures should exclude revenues generated by the legacy businesses of our Aeropost subsidiary from Adjusted Sales and exclude revenues and expenses associated with our Aeropost subsidiary, including its legacy businesses; costs associated with development of PriceSmart.com and other technology development and digital transformation initiatives above and beyond the Company’s standard IT budget; and severance payments from Adjusted Operating Income because the Company believes these items of revenue or expense are not reflective of its ongoing operating performance and that excluding such items allows for a better period-to-period comparison of operations of the Company.

In our audited financial statements for the year ended August 31, 2020, Total revenues is the most directly comparable GAAP financial measure to Adjusted Sales, and Operating income is the most directly comparable GAAP financial measure to Adjusted Operating Income. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth below. Adjusted Sales and Adjusted Operating Income should not be considered as substitutes for total revenues and operating income as determined in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies.

NON-GAAP RECONCILIATION—ADJUSTED SALES

(Unaudited; USD in Thousands)

	12 Months Ended

	Aug. 31, 2020	Aug. 31, 2019
Total revenues	$3,329,188	$3,223,918
Adjustments:
Aeropost non-merchandise revenue	(38,271)	(36,837)
Adjusted Sales	3,290,917	3,187,081
Growth $	103,836
Growth %	3.26%

NON-GAAP RECONCILIATION—ADJUSTED OPERATING INCOME

(Unaudited; USD in Thousands)

	12 Months Ended

	Aug. 31, 2020	Aug. 31, 2019
Operating income	$122,468	$115,167
Adjustments:
Aeropost operating income	14,854	16,380
Severance	3,671	5,868
Adjusted Operating Income	140,993	137,415
Growth $	3,578
Growth %	2.60%

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Appendix B

PRICESMART, INC.

AMENDED AND RESTATED 2013 EQUITY INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the PriceSmart, Inc. 2013 Equity Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of PriceSmart, Inc. (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. The Plan provides a mechanism through which the Company may grant equity and equity-based awards as well as cash bonus and other cash awards to Eligible Individuals. The Company previously made certain amendments to the Plan that did not require stockholder approval, which amendments were effective November 9, 2017 and July 16, 2019. Subject to stockholder approval at an Annual Meeting of Stockholders to be held February 4, 2021, the Company now desires to make an additional amendment to the Plan and to restate the Plan, to be known as the “PriceSmart, Inc. Amended and Restated 2013 Equity Incentive Award Plan,” as set forth in this document.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Affiliate” shall mean (a) Subsidiary; and (b) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company or (ii) any Subsidiary.

2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4 “Applicable Law” shall mean any applicable law, including, without limitation, the Code, the Securities Act, the Exchange Act any other federal, state or foreign corporate, securities or tax or other laws, rules, requirements or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and any other applicable law.

2.5 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

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Appendix B (continued)

2.6 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.7 “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

2.8 “Board” shall mean the Board of Directors of the Company.

2.9 “Cause” shall mean the occurrence of any of, but not limited to, the following: (a) conviction of a Holder of any felony or any crime involving fraud or dishonesty; (b) a Holder’s participation (whether by affirmative act or omission) in a fraud, act or dishonesty or other act of misconduct against the Company and/or any Affiliate; (c) conduct by a Holder that, based upon a good faith and reasonable factual investigation by the Company (or, if a Holder is an executive officer, by the Board), demonstrates such Holder’s unfitness to serve; (d) a Holder’s violation of any statutory or fiduciary duty, or duty of loyalty owed to the Company and/or any Affiliate; (e) a Holder’s violation of state or federal law in connection with the Holder’s performance of his or her job that has an adverse effect on the Company and/or any Affiliate; and (f) a Holder’s violation of Company policy that has a material adverse effect on the Company and/or any Affiliate. Notwithstanding the foregoing, a Holder’s Disability shall not constitute Cause as set forth herein. The determination that a termination is for Cause shall be by the Administrator it its sole and exclusive judgment and discretion. Notwithstanding the foregoing, if a Holder is a party to an employment or severance agreement with the Company or any Affiliate in effect as of the date of grant of an Award which defines “Cause” or a similar term, or if an Award Agreement defines “Cause” in a manner that differs from the foregoing definition, “Cause” for purposes of the Plan and such Award shall have the meaning given to such term in such employment or severance agreement or Award Agreement (and if “Cause” or a similar term is defined in both an employment or severance agreement with the Company or any Affiliate in effect as of the date of grant of an Award and in the Award Agreement, the definition of “Cause” in the employment or severance agreement shall take precedence unless expressly otherwise provided in the Award Agreement).

2.10 “Change in Control” shall mean and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.10(a) or Section 2.10(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a

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Appendix B (continued)

result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.10(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

In addition, if a Change in Control constitutes a payment event with respect to any portion of an Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

The Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.11 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.12 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 12.1.

2.13 “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.

2.14 “Company” shall have the meaning set forth in Article 1.

2.15 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.16 “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.17 “Director” shall mean a member of the Board, as constituted from time to time.

2.18 “Disability” shall mean that the Holder is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under a long-term disability income plan, if any, covering employees of the Company. For purposes of the Plan, a Holder shall be deemed to have incurred a Disability if the Holder is determined to be totally disabled by the Social Security Administration or in accordance with the applicable disability

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Appendix B (continued)

insurance program of the Company; provided that the definition of “disability” applied under such disability insurance program complies with the requirements of this definition. Any determination of Disability under this Plan shall be made by the Administrator.

2.19 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

2.20 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.21 “Effective Date” shall mean the date the Plan is approved by the Company’s stockholders.

2.22 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.23 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate.

2.24 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.25 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.26 “Fair Market Value” shall mean, as of any given date, if the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, the closing sales price for a share of Common Stock as quoted on such exchange or system for on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

2.27 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.28 “Holder” shall mean a person who has been granted an Award.

2.29 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.30 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.31 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.32 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.33 “Option Term” shall have the meaning set forth in Section 6.6.

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Appendix B (continued)

2.34 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.35 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1.

2.36 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.37 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: net earnings (either before or after one or more of the following: (i) interest, (ii) taxes, (iii) depreciation and (iv) amortization); gross or net sales or revenue; net income (either before or after taxes); adjusted net income; operating earnings or profit; cash flow (including, but not limited to, operating cash flow and free cash flow); return on assets; return on capital or return on invested capital; return on stockholders’ equity; total stockholder return; return on sales; gross or net profit or operating margin; operating or other costs and expenses; improvements in expense levels; working capital; earnings per share or adjusted earnings per share; price per share of Common Stock; implementation or completion of critical projects; market share; economic value; comparisons with various stock market indices; stockholders’ equity; market recognition (including but not limited to awards and analyst ratings); financial ratios; customer satisfaction; and strategic team goals, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: items related to a change in accounting principle; items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity acquired by the Company during the Performance Period; items related to the disposal of a business or segment of a business; items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; any other items of significant income or expense which are determined to be appropriate adjustments; items relating to unusual or extraordinary corporate transactions, events or developments, items related to amortization of acquired intangible assets; items that are outside the scope of the Company’s core, on-going business activities; items relating to changes in tax laws; items relating to asset impairment charges; items relating to gains or losses for litigation, arbitration and contractual settlements; or items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.38 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

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Appendix B (continued)

2.39 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.

2.40 “Performance Stock Unit” shall mean a Performance Award awarded under Section 9.1 which is denominated in units of value including dollar value of Shares.

2.41 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use the Form S-8 Registration Statement under the Securities Act or any other transferee specifically approved by the Administrator, after taking into account Applicable Law.

2.42 “Plan” shall mean the PriceSmart, Inc. Amended and Restated 2013 Equity Incentive Award Plan, as set forth in this document as it may be amended from time to time.

2.43 “Prior Plans” shall mean (a) The 1998 Equity Participation Plan of PriceSmart, Inc., (b) The 2001 Equity Participation Plan of PriceSmart, Inc., and (c) The 2002 Equity Participation Plan of PriceSmart, Inc., as such plans may be amended from time to time.

2.44 “Prior Plan Award” shall mean an award outstanding under the Prior Plans as of the Effective Date.

2.45 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.46 “Restricted Stock” shall mean Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.47 “Restricted Stock Units” shall mean the right to receive Shares or cash awarded under Article 9.

2.48 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.49 “Shares” shall mean shares of Common Stock.

2.50 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 11.

2.51 “Stock Appreciation Right Term” shall have the meaning set forth in Section 11.4.

2.52 “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 9.3.

2.53 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.54 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

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Appendix B (continued)

2.55 “Termination of Service” shall mean:

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for Cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Section 3.1(b) and Section 13.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is the sum of (i) 1,100,000 Shares, plus (ii) any Shares that as of the Effective Date are available for issuance under the Prior Plans, plus (iii) any Shares that are subject to Prior Plan Awards that become available for future grants of Awards under the Plan following the Effective Date pursuant to Section 3.1(b). As of the Effective Date, the sum of the aggregate number of Shares authorized for issuance under the Prior Plans and the aggregate number of Shares subject to Prior Plan Awards was 931,818 Shares, and, accordingly, the total number of Shares available for issuance or that may become available for issuance under the Plan pursuant to clauses (ii) and (iii) in the preceding sentence shall not exceed 931,818 Shares. Notwithstanding anything in this Section 3.1 to the contrary, the number of Shares that may be issued or transferred pursuant to Awards under the Plan (including Incentive Stock Options) shall not exceed an aggregate of 2,031,818 Shares, subject to adjustment pursuant to Section 13.2. From and after the Effective Date, no awards shall be granted under the Prior Plans; however, any Prior Plan Award shall continue to be subject to the terms and conditions of the relevant Prior Plan.

(b) To the extent all or a portion of an Award or Prior Plan Award is forfeited, expires or such Award, Prior Plan Award or portion thereof is settled for cash (in whole or in part), the Shares subject to such Award, Prior Plan Award or portion thereof,

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Appendix B (continued)

shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. Any Shares tendered by a Holder or withheld by the Company or any Affiliate to satisfy the grant or exercise price or tax withholding obligation in connection with all or a portion of an Award or Prior Plan Award shall again be or shall become, as applicable, available for the grant of an Award pursuant to the Plan. Any Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof shall again be available for the grant of an Award pursuant to the Plan. Any Shares repurchased by or surrendered to the Company pursuant to Section 7.4 or in connection with any Prior Plan Award so that such Shares are returned to the Company shall again be or shall become, as applicable, available for the grant of an Award pursuant to the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be or, as applicable, may become eligible to be, optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any fiscal year of the Company shall be 150,000 and the maximum aggregate amount of cash that may be paid in cash to any one person during any fiscal year of the Company with respect to one or more Awards payable in cash shall be $5,000,000.

ARTICLE 4.

GRANTING OF AWARDs

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Unless otherwise determined by the Administrator, each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

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4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Employment; Voluntary Participation. Nothing in the Plan or in any Program or Award Agreement shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5 Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.6 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION.

5.1 Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be

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Appendix B (continued)

Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2 Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3 Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, Restricted Stock Units that vest and become payable upon the attainment of specified Performance Goals and any Performance Awards described in Article 9 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Eligible Individuals which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period.

5.5 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

OPTIONS

6.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2 Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of

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Appendix B (continued)

Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.3 Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator.

(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.

(c) The Option shall vest in full upon the Holder’s death or upon a Termination of Service due to the Holder’s Disability, so long as the Holder (i) received the Option in his or her capacity as an Employee or Consultant, and (ii) was in good standing as of the date of Termination of Service and was employed by or providing services to the Company or an Affiliate for at least one year prior to the date of the Termination of Service.

6.4 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and 11.2.

6.5 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares unless determined by the Administrator, and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.

6.6 Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten years from the date the Option is granted, or five years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of

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Appendix B (continued)

Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

6.7 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

6.8 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such Shares to such Holder.

6.9 Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

ARTICLE 7.

RESTRICTED STOCK

7.1 Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

7.2 Rights as Stockholders. Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the

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Appendix B (continued)

applicable Program or in each individual Award Agreement, including the right to vote and the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 7.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

7.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Program or the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. The Restricted Stock shall become fully vested upon the Holder’s death or upon a Termination of Service due to the Holder’s Disability, so long as the Holder (i) received the Award of Restricted Stock in his or her capacity as an Employee or Consultant, and (ii) was in good standing as of the date of Termination of Service and was employed by or providing services to the Company or an Affiliate for at least one year prior to the date of the Termination of Service.

7.4 Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, (i) if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration, and (ii) if a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Program or the Award Agreement.

7.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may, in its sole discretion, (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

7.6 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company within thirty days after filing such election with the Internal Revenue Service.

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Appendix B (continued)

ARTICLE 8.

RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

8.2 Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

8.3 Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. The Restricted Stock Units shall become fully vested upon the Holder’s death or upon a Termination of Service due to the Holder’s Disability, so long as the Holder (i) received the Award of Restricted Stock Units in his or her capacity as an an Employee or Consultant, and (ii) was in good standing as of the date of Termination of Service and was employed by or providing services to the Company or an Affiliate for at least one year prior to the date of the Termination of Service; provided, however, that the Restricted Stock Units shall not become fully vested accordance with the last sentence of this Section 8.3 if doing so would result in the imposition of any excise tax under Section 409A of the Code.

8.4 Payment. At the time of grant, the Administrator shall specify the settlement or payment date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise expressly set forth in an applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the payment date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the payment date, the Company shall, subject to Section 11.4(e), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the payment date or a combination of cash and Common Stock as determined by the Administrator.

8.5 No Rights as a Stockholder. Unless otherwise determined by the Administrator, a Holder of Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until such Shares are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

ARTICLE 9.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS

9.1 Performance Awards.

(a) The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units and Awards of cash bonuses or other cash awards determined in the Administrator’s discretion from time to time, to any Eligible Individual

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and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards, including Performance Stock Units and any cash awards, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards, including Performance Stock Unit awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

(b) Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

9.2 Dividend Equivalents.

(a) Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, during the period between the date an Award is granted to a Holder and the date such Award vests, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.3 Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder.

9.4 Term. The term of a Performance Award, Dividend Equivalent award and/or Stock Payment award shall be set by the Administrator in its sole discretion.

9.5 Purchase Price. The Administrator may establish the purchase price of a Performance Award or Shares distributed as a Stock Payment award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

9.6 Accelerated Vesting. To the extent that any Performance Award, Dividend Equivalent award and/or Stock Payment award includes service based vesting criteria, such service based vesting criteria shall be deemed achieved upon the Holder’s death or upon a Termination of Service due to the Holder’s Disability, so long as the Holder (i) received such Award in his or her capacity as Employee or Consultant, and (ii) was in good standing as of the date of Termination of Service and was employed by or providing services to the Company or an Affiliate for at least one year prior to the date of the Termination of Service.

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Appendix B (continued)

ARTICLE 10.

STOCK APPRECIATION RIGHTS

10.1 Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c) Notwithstanding the foregoing provisions of Section 10.1(b) to the contrary, in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the Shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

10.2 Stock Appreciation Right Vesting.

(a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

(c) The Stock Appreciation Right shall vest in full upon the Holder’s death or upon a Termination of Service due to the Holder’s Disability, so long as the Holder (i) received the Award of such Stock Appreciation Right in his or her capacity as an Employee or Consultant, and (ii) was in good standing as of the date of Termination of Service and was employed by or providing services to the Company or an Affiliate for at least one year prior to the date of the Termination of Service.

10.3 Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

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(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c) In the event that the Stock Appreciation Right shall be exercised by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

10.4 Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise a vested Stock Appreciation Right, which time period may not extend beyond the expiration date of the Stock Appreciation Right Term applicable to such Stock Appreciation Right. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

10.5 Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 10 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1 Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) any other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2 Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator shall determine the methods by which payments by any Holder with respect to the tax withholding obligations with respect to any Awards granted under the Plan shall be made, which methods may include any of the methods permitted under Section 11.1 above. Without limiting the foregoing, the Administrator may in its sole discretion and in satisfaction of the foregoing requirement withhold, or allow a Holder to elect to have the Company withhold Shares otherwise

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issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3 Transferability of Awards.

(a) Except as otherwise provided in Section 11.3(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b) Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution or pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.

(c) Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or

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electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

11.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise, vesting or payment of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with Applicable Law.

(b) All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

11.5 Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a) (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, shall be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (A) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (B) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or that is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (C) the Holder incurs a Termination of Service for Cause; and

(b) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

11.6 Prohibition on Repricing. Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share,

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or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Furthermore, for purposes of this Section 11.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

ARTICLE 12.

ADMINISTRATION

12.1 Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

12.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 13.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any other Applicable Law are required to be determined in the sole discretion of the Committee.

12.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is

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present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4 Authority of Administrator. Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to Eligible Individuals;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 13.2(d).

12.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.6 Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, amend awards held by, or take administrative actions with respect to Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant, amend or administer Awards has been

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delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and other Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2, (a) increase the limits imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, (b) increase the limits imposed in Section 3.3 on the Awards that may be issued under the Plan to any individual, or (c) take any action prohibited under Section 11.6. Except as provided in Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Incentive Stock Option be granted under the Plan after the tenth anniversary of the first to occur of (a) the date on which the Board approves the Plan or (b) the Effective Date. Any Awards that are outstanding on the date on which the Plan is suspended or terminated shall remain in force according to the terms of the Plan and the applicable Award Agreement.

13.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan and adjustments of the Award Limit; (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 13.2(a) or any Change in Control or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the

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avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan and adjustments of the Award Limit). The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each Award which is at the time outstanding under the Plan automatically shall become, except as provided otherwise in an individual Award or Award Agreement and subject to all other terms of such Award or Award Agreement, fully vested and exercisable or payable, as appropriate, and be released from any repurchase or forfeiture provisions, immediately prior to the specified effective date of such Change in Control, for all of the Shares at the time represented by such Award.

(e) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(f) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to

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violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(g) The existence of the Plan, the Program, any Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h) No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

(i) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of 30 days prior to the consummation of any such transaction.

13.3 Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve months after the date of the Board’s initial adoption of the Plan.

13.4 No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

13.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

13.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) except as otherwise provided herein, to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Laws (including but not limited to margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Laws. To the extent permitted by Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Applicable Laws.

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13.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.9 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of the Plan and any agreements hereunder regardless of the law that might be applied under principles of conflicts of laws. Should any provision of the Plan or any agreement hereunder be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

13.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

13.11 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

13.12 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

13.13 Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.14 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.15 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

PriceSmart, Inc. Notice of Annual Meeting of Shareowners and 2020 Proxy Statement	B-25

PRICESMART, INC. 9740 SCRANTON ROAD SAN DIEGO, CA 92121-1745

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PSMT2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D27146-P46158 KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.             DETACH AND RETURN THIS PORTION ONLY

PRICESMART, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		☐	☐	☐

1.	Election of Directors
Nominees

01) Sherry S. Bahrambeygui	06)	Mitchell G. Lynn
02) Jeffrey Fisher	07)	Patricia Márquez
03) Gordon H. Hanson	08)	Robert E. Price
04) Beatriz V. Infante	09)	David Snyder
05) Leon C. Janks	10)	Edgar Zurcher

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain
2.	To approve, on an advisory basis, the compensation of the Company’s executive officers for fiscal year 2020.	☐	☐	☐
3.	To approve a proposed amendment to the Company’s 2013 Equity Incentive Award Plan to increase the number of shares of Common Stock available for the grant of awards by 500,000 shares.	☐	☐	☐
4.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2021.	☐	☐	☐
NOTE: The proxies of the undersigned may vote according to their discretion on any other matter that may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D27147-P46158

PRICESMART, INC.

Annual Meeting of Stockholders

February 4, 2021 10:00 AM Pacific Time

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of PriceSmart, Inc., a Delaware corporation (the “Company”), hereby appoints Sherry S. Bahrambeygui and Francisco Velasco, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Stockholders of the Company to be held on Thursday, February 4, 2021 at 10:00 AM Pacific Time via live audio webcast at www.virtualshareholdermeeting.com/PSMT2021, and any adjournment or postponement thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and revokes any proxy heretofore given with respect to such meeting.

This Proxy is solicited on behalf of the Board of Directors of the Company. The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” the nominees for directors listed in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3 and “FOR” Proposal 4.

Continued and to be signed on reverse side